                                                                     EXHIBIT 2.2

                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                   STARTEC GLOBAL COMMUNICATIONS CORPORATION,

                            STARS ACQUISITION CORP.,

                          CAPSULE COMMUNICATIONS, INC.,

                           GOLD & APPEL TRANSFER, S.A,

                                       AND

                        FOUNDATION FOR THE INTERNATIONAL

                      NON-GOVERNMENTAL DEVELOPMENT OF SPACE









                                NOVEMBER 2, 2000

                                TABLE OF CONTENTS

                                                                                                         PAGE
                                                                                                         ----

ARTICLE I THE MERGER......................................................................................1
     1.1  The Merger......................................................................................1
     1.2  Closing; Effective Time.........................................................................2
     1.3  Certificate of Incorporation; Bylaws............................................................2
     1.4  Directors and Officers..........................................................................2
     1.5  Effect on Target Common Stock and Options.......................................................2
     1.6  Exchange Procedures.............................................................................5
     1.7  No Further Ownership Rights in Target Common Stock..............................................7
     1.8  Lost, Stolen or Destroyed Certificates..........................................................7
     1.9  Tax and Accounting Consequences.................................................................7

ARTICLE II REPRESENTATIONS AND WARRANTIES OF TARGET AND TARGET SUBSIDIARIES...............................7
     2.1  Organization, Standing and Power................................................................8
     2.2  Capital Structure...............................................................................9
     2.3  Authority; No Conflict..........................................................................9
     2.4  SEC Documents; Financial Statements............................................................10
     2.5  Absence of Certain Changes.....................................................................11
     2.6  Disclosure Documents...........................................................................12
     2.7  Accounts Receivable............................................................................13
     2.8  Litigation.....................................................................................13
     2.9  Restrictions on Business Activities............................................................13
     2.10 Title to Property; Absence of Liens............................................................13
     2.11 Intellectual Property..........................................................................14
     2.12 Environmental Matters..........................................................................16
     2.13 Taxes..........................................................................................17
     2.14 Employee Benefit Plans.........................................................................18
     2.15 Employees and Consultants......................................................................21
     2.16 Certain Agreements Affected by the Merger......................................................22
     2.17 Related-Party Transactions.....................................................................22
     2.18 Insurance......................................................................................22
     2.19 Compliance with Laws; Governmental Authorizations..............................................22
     2.20 Brokers'and Finders'Fees.......................................................................23
     2.21 Board Approval; Stockholder Approval...........................................................23
     2.22 Customers and Suppliers........................................................................23
     2.23 Material Contracts.............................................................................24
     2.24 No Breach of Material Contracts................................................................25
     2.25 Minute Books...................................................................................25
     2.26 Complete Copies of Materials...................................................................26
     2.27 Year 2000 Compatibility........................................................................26
     2.28 Reorganization.................................................................................26
     2.29 Export Control Laws and Foreign Corrupt Practices Act..........................................26
     2.30 Representations Complete.......................................................................27
     2.31 Registration Rights............................................................................27


                                       i

     2.32 Functionality of Technology....................................................................27
     2.33 Beneficial Ownership of Acquiror Stock.........................................................27
     2.34 Immigration Matters............................................................................27
     2.35 Telecommunications Licenses....................................................................28

ARTICLE III REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGER SUB....................................29
     3.1  Organization, Standing and Power...............................................................29
     3.2  Capital Structure..............................................................................30
     3.3  Authority; No Conflict.........................................................................30
     3.4  SEC Documents; Financial Statements............................................................31
     3.5  Reorganization.................................................................................32
     3.6  Absence of Undisclosed Liabilities.............................................................32
     3.7  Representations Complete.......................................................................32
     3.8  Disclosure Documents...........................................................................32
     3.9  Beneficial Ownership of Target Stock...........................................................32
     3.10 Litigation.....................................................................................33
     3.11 Restrictions on Business Activities............................................................33
     3.12 Employee Benefit Plans.........................................................................33
     3.13 Brokers'and Finders'Fees.......................................................................35
     3.14 Board Approval; Stockholder Approval...........................................................35
     3.15 Absence of Certain Changes.....................................................................36
     3.16 Compliance with Laws; Governmental Authorizations..............................................36

ARTICLE IV COVENANTS OF TARGET AND TARGET PRINCIPAL STOCKHOLDERS.........................................36
     4.1  Information and Board Observation Rights.......................................................36
     4.2  Regulatory Approvals...........................................................................37
     4.3  Conduct of Business............................................................................37
     4.4  Meeting of Stockholders of Target; Document Preparation........................................39
     4.5  Consents.......................................................................................40
     4.6  Current Information; Advice of Changes.........................................................40
     4.7  No Solicitation of Other Offers................................................................41
     4.8  Taxes..........................................................................................42
     4.9  Public Announcements...........................................................................42
     4.10 Cooperation and Conditions.....................................................................43
     4.11 Tax Free Reorganization........................................................................43

ARTICLE V COVENANTS OF ACQUIROR AND MERGER SUB...........................................................43
     5.1  Information....................................................................................43
     5.2  Applications to Governmental Entities..........................................................44
     5.3  Conduct of Business............................................................................44
     5.4  Acquiror Common Stock..........................................................................44
     5.5  Registration of Shares.........................................................................44
     5.6  Meeting of Stockholders of Acquiror; Document Preparation......................................45
     5.7  Consents.......................................................................................46
     5.8  Current Information; Advice of Changes.........................................................46


                                       ii

     5.9  Public Announcements...........................................................................47
     5.10 Cooperation and Conditions.....................................................................47
     5.11 Tax Free Reorganization........................................................................47
     5.12 Continuity of Business Enterprise..............................................................47
     5.13 Nasdaq Listing.................................................................................47

ARTICLE VI CONDITIONS TO ACQUIROR'S AND MERGER SUB'S OBLIGATIONS.........................................48
     6.1  Representations, Warranties, and Covenants.....................................................48
     6.2  Representations, Warranties, and Covenants in the Voting Agreement.............................48
     6.3  No Adverse Changes.............................................................................48
     6.4  Stockholder Approval...........................................................................49
     6.5  Other Evidence.................................................................................49
     6.6  No Adverse Proceedings, Events, or Regulatory Requirements.....................................49
     6.7  Consents, Etc..................................................................................49
     6.8  Opinions of Counsel............................................................................50
     6.9  Securities Matters.............................................................................50
     6.10 280G Agreements................................................................................50
     6.11 Resignation of Directors and Officers..........................................................50
     6.12 Target Certificates............................................................................50
     6.13 Termination of Pension Plan....................................................................50
     6.14 Nasdaq Listing.................................................................................51

ARTICLE VII CONDITIONS TO TARGET'S OBLIGATIONS...........................................................51
     7.1  Representations, Warranties, and Covenants.....................................................51
     7.2  No Adverse Changes.............................................................................51
     7.3  Stockholder Approval...........................................................................51
     7.4  Other Evidence.................................................................................51
     7.5  No Adverse Proceedings, Events, or Regulatory Requirements.....................................52
     7.6  Consents, Etc..................................................................................52
     7.7  Opinion of Counsel.............................................................................52
     7.8  Securities Matters.............................................................................52
     7.9  Nasdaq Listing.................................................................................53
     7.10 Rights Plan....................................................................................53
     7.11 Acquiror Certificate...........................................................................53

ARTICLE VIII TERMINATION, EXPENSES, AMENDMENT AND WAIVER.................................................53
     8.1  Termination....................................................................................53
     8.2  Effect of Termination..........................................................................54
     8.3  Expense........................................................................................54
     8.4  Extension; Waiver..............................................................................55

ARTICLE IX GENERAL PROVISIONS............................................................................55
     9.1  Survival of Representations, Warranties and Covenants..........................................55
     9.2  Notices........................................................................................55
     9.3  Interpretation.................................................................................57
     9.4  Counterparts...................................................................................57


                                      iii

     9.5  Entire Agreement; Third Party Beneficiaries....................................................57
     9.6  Severability...................................................................................57
     9.7  Remedies Cumulative............................................................................58
     9.8  Governing Law..................................................................................58
     9.9  Assignment; Amendment; Binding Effect..........................................................58
     9.10 Rules of Construction..........................................................................59

SCHEDULES

Target Disclosure Schedule
Acquiror Disclosure Schedule

EXHIBITS

Exhibit A      Certificate of Merger
Exhibit B-1    Legal Opinion of Swidler Berlin Shereff Friedman, LLP
Exhibit B-2    Legal Opinion of Dancia Penn & Co
Exhibit C      Legal Opinion of Piper Marbury Rudnick & Wolfe LLP
Exhibit D      Section 280G Agreement
Exhibit E      Form of Unsecured Promissory Note

                      AGREEMENT AND PLAN OF REORGANIZATION

          This AGREEMENT AND PLAN OF REORGANIZATION (this "AGREEMENT") is made and entered into as of November 2, 2000 by and among Startec Global Communications Corporation, a Delaware corporation ("ACQUIROR"), Stars Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Acquiror ("MERGER SUB"), Capsule Communications, Inc., a Delaware corporation ("TARGET"), Gold & Appel Transfer, S.A., a British Virgin Islands corporation ("GOLD & APPEL"), and Foundation for the International Non-Governmental Development of Space, a Delaware corporation (the "FOUNDATION") (Gold & Appel and the Foundation are collectively referred to herein as the "TARGET PRINCIPAL STOCKHOLDERS").

                                    RECITALS

          A. The Boards of Directors of Target, Acquiror and Merger Sub believe it is in the best interests of their respective companies and the stockholders of their respective companies that Target and Merger Sub combine into a single company through the statutory merger of Merger Sub with and into Target with Target being the surviving corporation in the merger (the "MERGER") and, in furtherance thereof, have approved the Merger.

          B. Target, Acquiror, Merger Sub and the Target Principal Stockholders desire to make certain representations and warranties and other agreements and covenants in connection with the Merger.

          C. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE"), and to cause the Merger, if possible, to qualify as a reorganization under the provisions of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code.

          D. Concurrent with the execution of this Agreement and as an inducement to Acquiror to enter into this Agreement, (i) Gold & Appel and Walt Anderson, and (ii) Foundation are each entering into an agreement (the "VOTING AGREEMENTS") to vote the shares of common stock $.001 par value of Target ("TARGET COMMON STOCK") beneficially owned or controlled by them to approve this Agreement and the Merger and the other transactions contemplated hereby and against any competing proposals.

          NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

     1.1  THE MERGER

          At the Effective Time (as hereinafter defined) and subject to and upon the terms and conditions of this Agreement, the Certificate of Merger substantially in the form attached hereto as Exhibit A (the "CERTIFICATE OF MERGER") and the applicable provisions of the Delaware General Corporation Law ("DELAWARE LAW"), Merger Sub shall be merged with and into Target, in accordance with Delaware Law, the separate corporate existence of Merger Sub shall cease and Target shall continue as the surviving corporation. Target as the surviving corporation after the Merger is hereinafter sometimes referred to as the "SURVIVING CORPORATION."

     1.2  CLOSING; EFFECTIVE TIME

          The closing of the transactions contemplated hereby (the "CLOSING") shall be held at the offices of the Acquiror, on the fifth business day following the satisfaction or waiver of all conditions to the obligations of the parties to consummate the transactions contemplated hereby, but in no event later than the close of business on March 31, 2001, time being of the essence (the date on which the Closing shall occur being the "CLOSING DATE"). On the Closing Date, the parties hereto shall cause the Merger to be consummated by filing the Certificate of Merger with the Secretary of State of the State of Delaware, in accordance with the relevant provisions of Delaware Law (the time and date of such filing being the "EFFECTIVE TIME" and the "EFFECTIVE DATE," respectively).

     1.3  CERTIFICATE OF INCORPORATION; BYLAWS

          (a) At the Effective Time, the certificate of incorporation of Target, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by Delaware Law and such certificate of incorporation.

          (b) At the Effective Time, the bylaws of Target, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended as provided by Delaware Law and such bylaws.

     1.4  DIRECTORS AND OFFICERS

          At the Effective Time, the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation, to hold office until such time as such directors resign, are removed or their respective successors are duly elected or appointed and qualified. At the Effective Time, the officers of Merger Sub immediately prior to the Effective Time shall be the officers of the Surviving Corporation, to hold office until such time as such officers resign, are removed or their respective successors are duly elected or appointed and qualified.

     1.5  EFFECT ON TARGET COMMON STOCK AND OPTIONS

          By virtue of the Merger and without any action on the part of Acquiror, Merger Sub, Target or the holders of any of Target's securities:

          (a) CONVERSION OF TARGET COMMON STOCK. Subject to SECTION 1.5(c) below, on the Effective Date, each share of Target Common Stock outstanding immediately prior to the Effective Date (other than shares (the "DISSENTING SHARES") with respect to which dissenter's rights shall have been perfected in accordance with Delaware Law), shall, without any action on the part of the holder thereof, be canceled and converted into the number of shares of the common stock of Acquiror, $0.01 par value per share ("ACQUIROR COMMON STOCK") (rounded to the nearest 0.01 share) which results after multiplication by 0.1333 (the "CONVERSION RATIO"); PROVIDED HOWEVER, that in the event that the "Weighted Average Stock Price" (as defined below) of Acquiror Common Stock is less than $5.25 per share, the Conversion Ratio shall be increased (but not decreased) to the extent necessary to cause the consideration to be received (subject to Section 1.5(c) below in the case of Gold & Appel and Foundation) for each 7.5 shares of Target Common Stock to be that number of shares of Acquiror Common Stock with an aggregate value (calculated for this purpose based on one share of Acquiror Common Stock having a value equal to the Weighted Average Stock Price) equal to $5.25; PROVIDED FURTHER that such adjustment may not increase the Conversion Ratio above 0.1647.

"Weighted Average Stock Price" shall mean the average of the daily high and low trade prices reported on Nasdaq of Acquiror Common Stock for the 15 trading days ending on the trading date that is one day before the Effective Date, weighted based on the volume of trades during each of those 15 trading days.

          (b) FRACTIONAL SHARES. No certificates for fractional shares of Acquiror Common Stock shall be issued; in lieu thereof, each holder otherwise entitled to a fractional interest shall receive an amount in cash based on the market value of Acquiror Common Stock equal to $10.50 per share. Each such holder shall have no other rights with respect to such fractional interest and shall have no rights as a stockholder of Acquiror.

          (c) NOTES TO TARGET PRINCIPAL STOCKHOLDERS. In lieu of receiving 248,571 of the shares of Acquiror Common Stock it would otherwise receive under
SECTION 1.5(a), Gold & Appel shall receive a $2,610,000.00 unsecured note substantially in the form attached as EXHIBIT E hereto (the "GOLD & APPEL NOTE"), and (B) in lieu of receiving 37,143 of the shares of Acquiror Common Stock it would otherwise receive under SECTION 1.5(a), Foundation shall receive a $390,000.00 unsecured note substantially in the form attached as EXHIBIT E hereto (the "FOUNDATION NOTE"). Collectively, the Gold & Appel Note and the Foundation Note are collectively referred to herein as the "NOTES."

          (d) CONVERSION OF TARGET STOCK OPTIONS. At the Effective Time, each option to purchase Target Common Stock granted by the Target pursuant to Target Stock Option Plans (as defined in SECTION 2.2 hereof) ("TARGET OPTION") which is outstanding and unexercised immediately prior to the Effective Time (whether or not vested or exercisable) and which is listed in SECTION 2.2 of the Target Disclosure Schedule, will be converted as of the Effective Time into an equivalent stock option ("ACQUIROR STOCK OPTION") to purchase Acquiror Common Stock in an amount and at an exercise price determined as follows:

               (x) The number of shares of Acquiror Common Stock to be subject to the Acquiror Stock Option shall be equal to the number of shares of Target Common Stock subject to the original Target Option multiplied by the Conversion Ratio, rounded to the nearest whole share; and

               (y) The exercise price per share of Acquiror Common Stock under the Acquiror Stock Option shall be equal to the exercise price per share of Target Common Stock under the Target Stock Option divided by the Conversion Ratio, rounded to the nearest penny.

               The adjustments provided in this SECTION 1.5(d) with respect to any Target Stock Option which are "incentive stock options" (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "CODE") shall be and are intended to be effected in a manner which is consistent with Section 424(a) of the Code. The Target Stock Option Plans under which the Target Stock Options were issued shall be assumed by Acquiror, and the duration, vesting schedule and other terms of the Acquiror Stock Option shall be the same as the Target Stock Option as described in SECTION 2.2 of the Target Disclosure Schedule, except as provided above and except that all references to Target shall be deemed to be references to Acquiror and the number of shares subject thereto and the exercise price shall be adjusted in accordance with this SECTION 1.5(d). Within thirty (30) days following the Effective Time, Acquiror shall deliver to former holders of Target Stock Option appropriate agreements representing the right to acquire Acquiror Common Stock on the terms and conditions set forth in this SECTION 1.5(d).

          (e) CAPITAL STOCK OF MERGER SUB. At the Effective Time, each share of Merger Sub common stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, $0.001 par value, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

          (f) ADJUSTMENTS TO CONVERSION RATIO. The Conversion Ratio shall be adjusted to reflect fully the effect of any stock split, reverse split, stock dividend (including any dividend or distribution of securities convertible into Acquiror Common Stock or Target Common Stock, reorganization, recapitalization or other like change with respect to Acquiror Common Stock or Target Common Stock) occurring after the date hereof and prior to the Effective Time.

          (g) DISSENTERS' RIGHTS. Any Dissenting Shares, which as of the Effective Date the holder thereof has not withdrawn or lost any right to such appraisal, shall not be converted into Acquiror Common Stock or represent the right to receive shares of Acquiror Common Stock and shall not receive or represent the right to receive any cash in lieu of fractional shares but instead shall be converted into the right to receive such consideration as may be determined to be due with respect to such Dissenting Shares pursuant to Delaware Law. The Target shall give the Acquiror (i) prompt notice of any written demands for appraisal of any shares of Target Common Stock, withdrawals or modifications of such demands, and any other instruments served pursuant to Delaware Law and received by the Target which relate to any such demand for appraisal and (ii) the opportunity to participate in all negotiations and proceedings which take place prior to the Closing. Target agrees that, except with the prior written consent of Acquiror, it will not make any payment with respect to, or settle or offer to settle, any claim, demand or other Liability with respect to any Dissenting Shares. Each holder of Dissenting Shares (a "DISSENTING STOCKHOLDER") who, pursuant to the provisions of Delaware Law becomes entitled to payment of the fair value for shares of Target Common Stock shall receive payment therefor (but only after the value therefor shall have been agreed upon or finally determined pursuant to such provisions) and thereupon such Dissenting Shares shall be canceled, retired and cease to exist. If, after the Effective Time, any Dissenting Shares shall lose their status as Dissenting Shares (either because the Dissenting Stockholder withdraws, fails to perfect or otherwise loses the right to appraisal), Acquiror shall issue and deliver, upon surrender by such Dissenting

Stockholder of a certificate or certificates representing shares of Target Common Stock, the number of shares of Acquiror Common Stock to which such Dissenting Stockholder would otherwise be entitled under SECTION 1.5(a) and the Certificate of Merger, without interest thereon. Notwithstanding any provision of this Agreement to the contrary, Acquiror shall have the right to terminate this Agreement and be released from all obligations hereunder if, immediately prior to the proposed Effective Date, Target stockholders holding in excess of 4.9% of the outstanding shares of Target Common Stock have demanded appraisal rights (which demands have not been withdrawn).

     1.6  EXCHANGE PROCEDURES.

          (a) EXCHANGE AGENT. Acquiror's transfer agent, or such other bank or trust company selected by Acquiror and reasonably acceptable to Target, shall act as exchange agent (the "EXCHANGE AGENT") in the Merger.

          (b) ACQUIROR TO PROVIDE ACQUIROR COMMON STOCK, NOTES AND CASH. At the Effective Time, Acquiror shall furnish to the Exchange Agent in accordance with this ARTICLE I, through such reasonable procedures as Acquiror may adopt, (i) the shares of Acquiror Common Stock issuable pursuant to SECTION 1.5(a) in exchange for shares of Target Common Stock outstanding immediately prior to the Effective Time, (ii) the Notes issuable to each of the Target Principal Stockholders, and (iii) cash in an amount sufficient to permit payment of cash in lieu of fractional shares pursuant to SECTION 1.5(b) (collectively, the "MERGER CONSIDERATION").

          (c) EXCHANGE PROCEDURES. (i) Promptly after the Effective Time, Acquiror shall cause the Exchange Agent to mail to each non-Target Principal Stockholder of record (the "FORMER TARGET STOCKHOLDERS") a certificate or certificates (the "CERTIFICATE(S)") which immediately prior to the Effective Time represented outstanding shares of Target Common Stock, whose shares were converted into the right to receive shares of Acquiror Common Stock pursuant to
SECTION 1.5(a), (x) a letter of transmittal, in a form to be mutually agreed upon by Target and Acquiror prior to Closing (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon receipt of the Certificates by the Exchange Agent, and shall be in such form and have such other provisions as Acquiror may reasonably specify) (y) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Acquiror Common Stock (and cash in lieu of fractional shares). Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Acquiror Common Stock and a check representing the amount of cash in lieu of fractional shares and unpaid dividends and distributions, if any, to which such holder is entitled, after giving effect to any required tax withholdings and the Certificate so surrendered shall forthwith be canceled. If payment is to be made to a person other than the registered holder of the Certificate surrendered, it shall be a condition of such payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificate surrendered or establish to the reasonable satisfaction of Acquiror or the Exchange Agent that such tax has been paid or is not applicable. Until so surrendered, each outstanding Certificate that, prior to the Effective Time, represented shares of Target Common Stock will be deemed from and after the Effective Time, for all corporate purposes, other than the payment of dividends, to evidence the ownership of the number of full shares of Acquiror Common Stock into which such shares of Target Common Stock shall have been so converted and the right to receive an amount in cash in lieu of fractional shares pursuant to SECTION 1.5(b).

(ii) For each of the Target Principal Stockholders, the exchange procedures shall be the same as those set forth in SECTION 1.6(c)(i) hereof, or as otherwise mutually agreed between Acquiror and any such Target Principal Stockholder, except that the Exchange Agent shall also include instructions for use in effectuating the issuance of the Notes. Notwithstanding the foregoing, by written notice to Acquiror on or prior to the Closing Date, either Target Principal Stockholder may elect to deliver at Closing all or any of the Certificates held thereby, in which event the Acquiror shall deliver to such electing Target Principal Stockholder the Merger Consideration to which it is entitled. The number of shares of Acquiror Common Stock and the amount of the Notes issued to each of the Target Principal Stockholders shall be in accordance with SECTIONS 1.5(a) AND 1.5(c).

          (d) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions with respect to Acquiror Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Acquiror Common Stock represented thereby until the holder of record of such Certificate surrenders such Certificate. Subject to applicable Law (as defined in SECTION 2.19 hereof), following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole shares of Acquiror Common Stock issued in exchange therefor, without interest, at the time of such surrender, the amount of any such dividends or other distributions with a record date after the Effective Time which would have been previously payable (but for the provisions of this SECTION 1.6(d)) with respect to such shares of Acquiror Common Stock.

          (e) TRANSFERS OF OWNERSHIP. If any certificate for shares of Acquiror Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered is properly endorsed and otherwise in proper form for transfer and that the person requesting such exchange will have paid to Acquiror or the Exchange Agent any transfer or other Taxes (as defined in SECTION 2.13) required by reason of the issuance of a certificate for shares of Acquiror Common Stock in any name other than that of the registered holder of the Certificate surrendered, or established to the satisfaction of Acquiror or the Exchange Agent that such Tax has been paid or is not payable.

          (f)  NO LIABILITY. Notwithstanding anything to the contrary in this
SECTION 1.6, no party hereto or any of their respective agents shall be liable to any person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.

          (g) DISSENTING SHARES. The provisions of this SECTION 1.6 also shall apply to Dissenting Shares that lose their status as such, except that the obligations of Acquiror under this SECTION 1.6 shall commence on the date of loss of such status and the holder of such shares shall be entitled to receive in exchange for such shares the number of shares of Acquiror Common Stock to which such holder is entitled pursuant to SECTION 1.5.

     1.7  NO FURTHER OWNERSHIP RIGHTS IN TARGET COMMON STOCK

          All shares of Acquiror Common Stock issued upon the surrender for exchange of shares of Target Common Stock in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Target Common Stock, and there shall be no further registration of transfers on the records of the Acquiror of shares of Target Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Acquiror for any reason, they shall be canceled and exchanged as provided in this ARTICLE I.

     1.8  LOST, STOLEN OR DESTROYED CERTIFICATES

          In the event any Certificate shall have been lost, stolen or destroyed, the Acquiror shall issue or cause to be issued in exchange for such lost, stolen or destroyed Certificate, upon the making of an affidavit of that fact by the holder thereof, such shares of Acquiror Common Stock as may be required pursuant to SECTION 1.5; provided, however, that Acquiror may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Acquiror, the Surviving Corporation or any of their agents with respect to the Certificate alleged to have been lost, stolen or destroyed.

     1.9  TAX AND ACCOUNTING CONSEQUENCES

          It is intended by the parties hereto that the Merger shall, if possible, constitute a reorganization within the meaning of Section 368 of the Code. No party shall take any action which would, to such party's knowledge, cause the Merger to fail to so qualify as a reorganization within the meaning of
Section 368 of the Code.

                                   ARTICLE II

                        REPRESENTATIONS AND WARRANTIES OF
                         TARGET AND TARGET SUBSIDIARIES

          In this Agreement, any reference to any event, change, condition or effect being "material" with respect to any entity means any material event, change, condition or effect related to the financial condition, properties, assets (including intangible assets), liabilities, business, prospects, operations or results of operations of such entity and its subsidiaries, taken as a whole. In this Agreement, any reference to a "MATERIAL ADVERSE EFFECT" with respect to any entity means any event, change or effect that is materially adverse to the financial condition, properties, assets (including intangible assets), Liabilities (as defined in SECTION 2.5 hereof), business, prospects, operations or results of operations of such entity and its subsidiaries, taken as a whole; provided, that for purposes of SECTION 6.1 and SECTION 7.1, changes or effects which are primarily and directly cause by the execution and delivery of this Agreement or the announcement of the transactions contemplated hereby shall not constitute a Material Adverse Effect (it being understood that in any controversy concerning the applicability of this proviso, the party claiming the benefit of this proviso shall have the burden of proof with respect to the elements of such proviso).

          In this Agreement, the words "aware," "knowledge" or similar words, expressions or phrases with respect to a party means such party's actual knowledge after inquiry of the executive officers (as defined in SEC Rule 405 of the Securities Act of 1933, as amended (the "SECURITIES ACT")), and directors of such party and its subsidiaries.

          Target represents and warrants to Acquiror and Merger Sub that the statements contained in this ARTICLE II are true and correct, except as set forth in the disclosure schedule delivered by Target to Acquiror immediately prior to the execution and delivery of this Agreement (the "TARGET DISCLOSURE SCHEDULE"). The Target Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered Sections contained in this ARTICLE II, and the disclosure in any Section shall qualify only the corresponding Section in this
ARTICLE II. Any reference in this ARTICLE II to an agreement being "enforceable" shall be deemed to be qualified to the extent such enforceability is subject to
(i) Laws of general application relating to bankruptcy, insolvency, moratorium, fraudulent conveyance and the relief of debtors and (ii) the availability of specific performance, injunctive relief and other equitable remedies. In this
ARTICLE II, "TARGET" will be deemed to include Target and its predecessors, unless the context otherwise requires.

     2.1  ORGANIZATION, STANDING AND POWER

          Target has no subsidiaries and is not a party to any joint venture or partnership other than as listed in SECTION 2.1 of the Target Disclosure Schedule (collectively, the "TARGET SUBSIDIARIES"). Target and each of the Target Subsidiaries is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation and has full corporate power and authority to conduct its business as presently conducted. Target has full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement. Except as set forth in SECTION 2.1 of the Target Disclosure Schedule, Target and each of the Target Subsidiaries is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualifications necessary except where the failure to be so qualified would not have a Material Adverse Effect on Target. Target and each of the Target Subsidiaries has furnished to Acquiror true and complete copies of its certificate or articles of incorporation and bylaws, each as amended to date and currently in effect and said copies are true, correct and complete, and contain all amendments through the date hereof. Target and each of the Target Subsidiaries is not in violation of any of the provisions of its certificate or articles of incorporation or bylaws. Target is the sole owner of all outstanding shares of capital stock of each of the Target Subsidiaries and all such shares are duly authorized, validly issued, fully paid and nonassessable. All of the outstanding shares of capital stock of each of the Target Subsidiaries is owned by Target free and clear of any "Liens" (as defined below) other than "Permitted Liens" (as defined below). "LIENS" means any mortgage, lien (including mechanics, warehousemen, laborers and landlords liens), claim, pledge, charge, security interest, preemptive right, right of first refusal, option, judgment, title defect or encumbrance of any kind. "PERMITTED LIENS" means (i) mechanic's, materialmen's and similar Liens, and (ii) Liens for taxes not yet due and payable. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of the Target Subsidiaries, or otherwise obligating Target or any of the Target Subsidiaries to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. Neither Target nor any of the Target Subsidiaries owns, directly or indirectly, any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity, other than as listed on SECTION 2.1 of the Target Disclosure Schedule.

     2.2  CAPITAL STRUCTURE

          The authorized capital stock of Target consists of 100,000,000 shares of Target Common Stock, of which 22,448,444 shares are issued and outstanding as of the date hereof, and 2,000,000 shares of preferred stock, par value $0.01 per share, of which no shares are issued and outstanding. All of the issued and outstanding shares of Target Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. Except as set forth in SECTION 2.2 of the Target Disclosure Schedule, (a) no subscription, warrant, option, agreement, convertible security or other right (contingent or otherwise) to purchase or acquire from Target any shares of capital stock of Target is authorized, reserved or outstanding, (b) Target has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of Target, (c) Target has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof and (d) no other shares of capital stock of the Target are issued and outstanding. True and complete copies of all agreements and instruments relating to or issued under Target's 1999 Stock Option Plan and Target's 1996 Stock Option Plan (collectively, the "TARGET STOCK OPTION PLANS") have been made available to Acquiror, and such agreements and instruments have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments from the forms made available to Acquiror. Target has reserved 6,500,000 shares of Target Common Stock for issuance pursuant to the Target Stock Option Plans and as of the date hereof, the maximum number of options to be issued under the Target's 1999 Stock Option Plan are 3,000,000 and the maximum number of options to be issued under the Target's 1996 Stock Option Plan are 3,500,000. All of the issued and outstanding securities of Target, including those offered pursuant to the Target Stock Option Plans, have been offered, issued and sold by Target in compliance in all material respects with applicable federal and state securities Laws.

     2.3  AUTHORITY; NO CONFLICT

          The execution, delivery and performance by Target of this Agreement and the Certificate of Merger, and the consummation by Target of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of Target subject only to the approval of this Agreement and the Merger by the affirmative vote of the holders of a majority of the outstanding Target Common Stock. This Agreement has been duly executed and delivered by Target and constitutes a valid and binding obligation of Target enforceable against Target in accordance with its terms. The Certificate of Merger, upon execution, will constitute a valid and binding obligation of Target enforceable against Target in accordance with its terms.

          Except as set forth in SECTION 2.3 of the Target Disclosure Schedule, the execution, delivery and performance of this Agreement by Target does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or breach of or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under, or require a waiver or consent under (x) its Certificate of Incorporation or Bylaws (each as amended to date), (y) any mortgage, indenture, material lease, material contract or other material agreement or material instrument binding upon the Target or any of the Target Subsidiaries, or (z) any permit, concession, franchise, material license, judgment, order, decree, Law, judgment, or injunction or other similar authorization held by Target or any of the Target Subsidiaries or applicable to Target, any of the Target Subsidiaries or any of their properties or assets.

          No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Entity is required on the part of Target or any of the Target Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the other transactions contemplated by this Agreement, except for (i) the filing of the Certificate of Merger, (ii) compliance with any applicable requirements of the Securities Act, and the rules and regulations promulgated thereunder (iii) such filings as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended ("HSR"), (iv) such other filings or registrations with, or authorizations, consents or approvals of, Governmental Entities, the failure of which to make or obtain would not reasonably be expected to have a Material Adverse Effect on Target, and (v) the Required Telecommunications Consents (as defined in SECTION 2.35 hereof).

          The terms of the Target Stock Option Plans permit the assumption thereof by Acquiror or the substitution of options to purchase Acquiror Common Stock as provided in this Agreement, without the consent or approval of the holders of such options, the Target stockholders or otherwise and without any acceleration of the exercise schedule or vesting provisions in effect for such options.

     2.4  SEC DOCUMENTS; FINANCIAL STATEMENTS

          As of their respective filing dates and, except to the extent that subsequent Exchange Act (as defined below) statements, reports and filings correct earlier Exchange Act statements, reports and filings, as of the date hereof, each statement, report, filing, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act), definitive proxy statement and other document filed with the Securities and Exchange Commission (the "SEC") by Target (collectively, the "TARGET SEC DOCUMENTS") complied in all material respects with the applicable requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the Securities Act, and none of the Target SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Target SEC Document.

          Target has filed with the SEC an Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (the "TARGET 10-K") and a Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2000 (the "TARGET 10-Q"). The financial statements included in the Target 10-K and the Target 10-Q (collectively, the "TARGET FINANCIAL STATEMENTS") are complete and correct in all material respects as of their respective dates, and were prepared in accordance with generally accepted accounting principles ("GAAP") (except that the unaudited financial statements do not have complete notes thereto and are subject to normal year-end adjustments) applied on a consistent basis throughout the periods indicated and with each other (except as may be indicated in the notes thereto). The Target Financial Statements fairly present in all material respects the consolidated financial condition and operating results of Target as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. Target maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP. The Target Financial Statements complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates. The balance sheet of Target, dated as of December 31, 1999 included in the Target 10-K is herein referred to as the "TARGET BALANCE SHEET."

     2.5  ABSENCE OF CERTAIN CHANGES

          Since December 31, 1999 (the "TARGET BALANCE SHEET DATE"), Target and the Target Subsidiaries have conducted their business in the ordinary course consistent with past practice and, except as set forth in SECTION 2.5 of the Target Disclosure Schedule, there has not occurred: (a) any change, event, condition or development of a state of circumstances or facts (whether or not covered by insurance) that has resulted in, or would result in, a Material Adverse Effect on Target; (b) any acquisition, sale or transfer of any material asset of Target or any of the Target Subsidiaries other than in the ordinary course of business and consistent with past practice (including transfers of Target Intellectual Property (as defined in SECTION 2.11 hereof) on a non-exclusive basis to Target's or any of the Target Subsidiaries' customers, distributors or other licensees in the ordinary course of business and consistent with past practice); (c) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Target or any of the Target Subsidiaries or any revaluation by Target or any of the Target Subsidiaries of any of its assets; (d) any declaration, setting aside, or payment of a dividend or other distribution with respect to the capital stock of Target, or any direct or indirect redemption, purchase or other acquisition by Target of its capital stock; (e) any reduction greater than $10,000 in the amounts of coverage provided by existing casualty and liability insurance policies with respect to the business or properties of Target or any of the Target Subsidiaries; (f) any repurchase, redemption or other acquisition by Target of any outstanding shares of capital stock or other securities of or other ownership interests in the Target; (g) any Material Contract (as defined in SECTION 2.23 hereof) entered into by Target or any of the Target Subsidiaries; (h) any amendment or termination of, or default under, any contract or agreement to which Target or any of the Target Subsidiaries is a party or by which it is bound which would reasonably be expected to have a Material Adverse Effect on Target; (i) any amendment or change to the certificate or articles of incorporation or bylaws of Target or any of the Target Subsidiaries or any proposal by the Board of Directors or stockholders of Target or any of the Target Subsidiaries relating thereto; (j) except as set forth in SECTION 2.5(j) of the Target Disclosure Schedule, any (x) grant of any severance or termination pay to any director, officer, or employee of Target or any of the Target Subsidiaries in an amount in excess of $10,000 individually or $50,000 in the aggregate, (y) entering into of any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of Target or any of the Target Subsidiaries in an amount in excess of $10,000 individually or $50,000 in the aggregate, (z) increase in or modification of the compensation or benefits payable by Target or any of the Target Subsidiaries under any of its existing severance or termination pay policies or employment agreements to any of its consultants, independent contractors, directors or employees; (k) entering into any contracts, agreement, extension of credit, business arrangement or other relationship of any kind with any of the following persons: (i) any officer or director of Target or any of the Target Subsidiaries; (ii) any stockholder owning five percent or more of the outstanding Common Stock of Target; or (iii) any "affiliate" or "associate" (as such terms are defined in SEC Rule 405 of the Securities Act (an "AFFILIATE(S)") of the foregoing persons or any business in which any of the foregoing persons is an officer, director, employee, or five percent or greater equity owner; or (l) any obligation, agreement or ongoing negotiation by Target or any of the Target Subsidiaries to do any of the things described in the preceding clauses (a) through (k) (other than negotiations with Acquiror and its representatives regarding the transactions contemplated by this Agreement).

          Target and each of the Target Subsidiaries have no Liabilities (as defined below) of any nature (matured or unmatured, fixed or contingent) other than (a) those set forth or adequately reserved for in the Target Balance Sheet,
(b) those not required to be set forth or adequately reserved for in the Target Balance Sheet under GAAP, (c) those incurred in the ordinary course of business since December 31, 1999 which are consistent with past practice, and (d) those incurred in connection with the execution of this Agreement. "LIABILITIES" or "LIABILITY" mean any direct or indirect indebtedness, liability, assessment, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, actual or potential, contingent or otherwise (including any liability under any guaranties, letter of credit, performance credits or with respect to insurance loss accruals).

     2.6  DISCLOSURE DOCUMENTS

          None of the written information supplied or to be supplied by Target or the Target Principal Stockholders for inclusion in and that is actually included in (i) the Joint Proxy Statement/Prospectus (as defined in SECTION 5.5 hereof), and (ii) the Registration Statement (as defined in SECTION 5.5 hereof), will, in the case of the Joint Proxy Statement/Prospectus, at the time of mailing of the Joint Proxy Statement/Prospectus and at the time of the meeting of the shareholders to be held in connection with the Merger and at the Effective Time, contain any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or will, in the case of the Registration Statement, at the time the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

     2.7  ACCOUNTS RECEIVABLE

          The accounts receivable reflected in the Target Financial Statements arose in the ordinary course of business and consistent with past practice and represent valid receivables not subject to defense offsets, returns, set off, counter claim, allowances or credits of any kind, and are collectible (subject to the reserve for bad debt set forth in the Target Financial Statements), represent bona fide claims against debtors for sales or services performed or other charges, and all goods sold or services performed that gave rise to such accounts were delivered or performed in all material respects in accordance with applicable orders, contracts or customer requirements. Allowances for doubtful accounts and returns have been prepared in accordance with the past practices of Target. The accounts receivable of Target arising after the Target Balance Sheet Date and prior to the date hereof arose in the ordinary course of business and consistent with past practice. No agreement for deduction or discount has been made with respect to any accounts receivable.

     2.8  LITIGATION

          Except as set forth in SECTION 2.8 of the Target Disclosure Schedule, there is no private or Governmental Entity action, suit, proceeding, claim, arbitration or investigation pending, or to the knowledge of Target, threatened before any agency, court or tribunal, foreign or domestic, against Target, any of the Target Subsidiaries or any of their respective properties or assets or any of their officers or directors (in their capacities as such). There is no judgment, decree, writ, injunction, or order against Target, any of the Target Subsidiaries or any of its directors or officers (in their capacities as such), that would prevent, enjoin, or materially alter or delay any of the transactions contemplated by this Agreement. Further, there are no actions, suits, proceedings, claims, arbitrations or investigations initiated by Target or any of the Target Subsidiaries, or that Target or any of the Target Subsidiaries presently intends to initiate. Neither Target nor any of the Target Subsidiaries is aware of any fact or condition now existing that could reasonably be expected to give rise to any material action, suit, proceeding, claim, arbitration or investigation against Target or any of the Target Subsidiaries or any of its properties or any of its officers or directors (in their capacities as such).

     2.9  RESTRICTIONS ON BUSINESS ACTIVITIES

          There is no agreement, judgment, injunction, order or decree binding upon Target or any of the Target Subsidiaries which would reasonably be expected to have the effect of prohibiting or impairing any current business practice of Target or any of the Target Subsidiaries, any acquisition of property by Target or any of the Target Subsidiaries or the conduct of business by Target as currently conducted by Target or any of the Target Subsidiaries.

     2.10 TITLE TO PROPERTY; ABSENCE OF LIENS

          Target and each of the Target Subsidiaries has good and valid title to all material items of its properties, interests in properties and assets, real and personal, reflected in the Target Balance Sheet or acquired after the Target Balance Sheet Date (except properties, interests in properties and assets sold or otherwise disposed of since the Target Balance Sheet Date in the ordinary course of business and consistent with past practice), or with respect to leased properties and assets, valid leasehold interests in, free and clear of all Liens of any kind or character, except for
(a) Permitted Liens, (b) such imperfections of title and Liens as do not and will not materially detract from or interfere with the use of the properties subject thereto or affected thereby, or otherwise materially impair business operations involving such properties, and (c) those Liens shown on SECTION 2.10 of the Target Disclosure Schedule. The real properties, structures, buildings, and the material items of tangible personal property owned, operated, or leased by Target or any of the Target Subsidiaries are (x) maintained properly and in working condition, except for depletion, depreciation, and ordinary wear and tear, (y) suitable for the uses for which they are currently used, and (z) free from any known structural defects. There are no Laws, conditions of record, or other impediments which materially interfere with the intended uses by Target or any of the Target Subsidiaries of the real property or material items of tangible personal property owned or leased by them. Neither Target nor any of the Target Subsidiaries has received any notice of any violation of any applicable Law, building code, zoning ordinance, or other similar Law. All properties used in the operations of Target and each of the Target Subsidiaries are reflected in the Target Balance Sheet to the extent GAAP requires the same to be reflected. SECTION 2.10 of the Target Disclosure Schedule identifies each parcel of real property owned or leased by Target and all of the Target Subsidiaries.

     2.11 INTELLECTUAL PROPERTY

          (a) Each of the Target and the Target Subsidiaries owns or is licensed for, and in any event possesses sufficient and legally enforceable rights with respect to, all Intellectual Property (as hereinafter defined) that is used, exercised or exploited ("USED") in, or that is necessary for, its business as currently conducted ("TARGET INTELLECTUAL PROPERTY," which term will also include all other Intellectual Property now owned by or licensed to Target or any of the Target Subsidiaries) without any conflict with or infringement or misappropriation of any rights or property of others ("INFRINGEMENT"). Such ownership, licenses and rights are exclusive except (i) with respect to Inventions (as hereinafter defined) in the public domain that are not important differentiators of the business as presently conducted of Target or any of the Target Subsidiaries, or (ii) with respect to standard, generally commercially available, "off-the-shelf" third party products that form a part of any current product, or service offering of Target or any of the Target Subsidiaries. Neither Target nor any of the Target Subsidiaries is party to any agreement, arrangement, or has granted any Lien, or any other right of any character entitling any entity other than the Acquiror to any interests in the Target Intellectual Property.

          (b) No Target Intellectual Property was conceived or developed directly or indirectly with or pursuant to funding with or from a Governmental Entity or in connection with a Governmental Entity contract. In this Agreement, "INTELLECTUAL PROPERTY" means: (A) inventions (whether or not patentable); trade names, trademarks, service marks, logos and other designations (collectively, "MARKS"); works of authorship; mask works; data; technology, know-how, trade secrets, ideas and information; designs; formulas; algorithms; processes; schematics; computer software (in source code and/or object code form); and all other intellectual and industrial property of any sort (collectively, "INVENTIONS") and (B) patent rights; Mark rights; copyrights; mask work rights; sui generis database rights; trade secret rights; rights to domain names; moral rights; and all other intellectual and industrial property rights of any sort throughout the world, and all applications, registrations, issuances and the like with respect thereto of Target and each of the Target Subsidiaries (collectively, "IP RIGHTS"). All copyrightable matter within Target Intellectual Property has been created by persons who were employees or contractors, covered by work-made-for-hire agreements, of Target or the Target Subsidiaries at the time of creation and no third party has or will have "moral rights" or rights to terminate any assignment or license with respect thereto. Neither Target nor any of the Target Subsidiaries has received any written or verbal communication alleging that Target or any of the Target Subsidiaries have been or may be (whether in its current or proposed business or otherwise) engaged in, liable for or contributing to any Infringement, nor are Target or any of the Target Subsidiaries aware of any fact or condition now existing that could reasonably be expected to give rise to any material communication in the future.

          (c) To the extent included in Target Intellectual Property (but excluding Intellectual Property licensed to Target only on a nonexclusive basis), SECTION 2.11 of the Target Disclosure Schedule lists (by name, number, jurisdiction, owner and, where applicable, the name and address of each inventor and a brief description of) all patents and patent applications; all registered and unregistered Marks; and all registered and, if material, unregistered copyrights and mask works; and all other issuances, registrations, applications and the like with respect to those or any other IP Rights. No cancellation, termination, expiration or abandonment of any of the foregoing (except natural expiration or termination at the end of the full possible term, including extensions and renewals, and failures to obtain allowable subject matter for patent applications from applicable registration authorities) is anticipated by Target or any of the Target Subsidiaries. The IP Rights do not infringe on or conflict with the rights or intellectual property rights of third parties, and neither Target nor any of the Target Subsidiaries have received any notice (oral or written) contesting its right to use any such rights IP Rights. Further the validity of the IP Rights have not been otherwise challenged by any third party. The IP rights have also not been and are not the subject of any pending or threatened litigation or claim of infringement or validation.

          (d) To the knowledge of Target, there is no unauthorized Use, disclosure, infringement or misappropriation of any Target Intellectual Property (excluding any such activity with respect to third party Intellectual Property outside the scope of any exclusivity granted to Target or any of the Target Subsidiaries) by any third party, including, without limitation, any employee or former employee of Target or any of the Target Subsidiaries.

          (e) Each of the Target and the Target Subsidiaries has taken necessary and appropriate steps to protect and preserve the confidentiality of all Target Intellectual Property that is not otherwise disclosed in published patents or patent applications or registered copyrights (collectively, the "TARGET CONFIDENTIAL INFORMATION"). All use by and disclosure to employees or third parties of Target Confidential Information has been on a need-to-know basis and pursuant to the terms of valid and binding written confidentiality and nonuse/restricted-use agreements. Target or any of the Target Subsidiaries has not disclosed or delivered to any third party, or permitted the disclosure or delivery to any escrow holder or other person any part of any Target Intellectual Property and/or Target computer program source code or object code.

          (f) To the knowledge of Target, Target and each of the Target Subsidiaries have not in the past and are not currently using, exercising or exploiting (i) any Inventions of any of its past or present employees or contractors (or people currently intended to be hired) made prior to or outside the scope of their employment by Target or the Target Subsidiaries or (ii) any confidential information or trade secrets of any former employer of any such person.

          (g) There are no actions that must be taken by Target or any of the Target Subsidiaries within 60 days following the Closing Date that, if not taken, would result in the loss of any Intellectual Property, including the payment of any registration, maintenance or renewal fees or the filing of any responses to U.S. Patent and Trademark Office actions, documents, applications or declarations for the purposes of obtaining, maintaining, perfecting, preserving or renewing any Intellectual Property.

     2.12 ENVIRONMENTAL MATTERS

          (a)  The following terms shall be defined as follows:

               (i) "ENVIRONMENTAL AND SAFETY LAWS" shall mean any federal, state, local or foreign Laws, ordinances, codes, regulations, rules and orders relating to the protection of the environment, or that classify, regulate, call for the remediation of, require reporting with respect to, or list or define air, water, groundwater, solid waste, hazardous or toxic substances, materials, wastes, pollutants or contaminants, or which relate to the health and safety of employees, workers or other persons, including the public, as in effect on the date hereof.

               (ii) "HAZARDOUS MATERIALS" shall mean any toxic or hazardous substance, material or waste or any pollutant or contaminant, or infectious or radioactive substance or material, including without limitation, such substances, materials, wastes, pollutants defined in or regulated under any Environmental and Safety Laws.

               (iii) "PROPERTY" shall mean all real property leased or owned by Target either currently or in the past.

               (iv) "FACILITIES" shall mean all buildings and improvements on the Property of Target.

          (b) Target and each of the Target Subsidiaries represents and warrants as follows: (i) no methylene chloride or asbestos is contained in or has been used at or released from the Facilities; (ii) all Hazardous Materials and wastes which have been used or generated in the conduct of Target's or any of the Target Subsidiaries' business or otherwise used or disposed of by Target, any of the Target Subsidiaries or, to Target's knowledge, any other person, on, under or from any of the Facilities have been used, handled and disposed of in material compliance with all Environmental and Safety Laws; and (iii) neither Target nor any of the Target Subsidiaries has received any written notice of any noncompliance of the Facilities or of its past or present operations with Environmental and Safety Laws; (iv) no notices, administrative actions or suits are pending or, to the knowledge of Target, threatened relating to a violation of any Environmental and Safety Laws; (v) neither Target nor any of the Target Subsidiaries has received written notice that it is a potentially responsible party under the federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), or analogous state statute or any similar foreign law or regulation requiring assessment or clean up, arising out of events occurring prior to the Closing Date; (vi) there have not been in the past, and are not now, any Hazardous Materials on, under or migrating to or from the Facilities or Property, for which Target or any of the Target Subsidiaries could reasonably be expected to have a Liability; (vii) there have not been in the past, and are not now, any underground tanks at, on or under the Property including without limitation, treatment or storage tanks, sumps, or water, gas or oil wells; (viii) there are no polychlorinated biphenyls ("PCBS") deposited, stored, disposed of or located on the Property or Facilities or any equipment on the Property containing PCBs at levels in excess of 50 parts per million; (ix) there is no formaldehyde on the Property or in the Facilities, nor any insulating material containing urea formaldehyde in the Facilities; (x) the Facilities and the activities of Target and each of the Target Subsidiaries therein have at all times been in material compliance with all Environmental and Safety Laws; (xi) Target and each of the Target Subsidiaries have all the permits and licenses required to be issued for its operations and are in full compliance with the terms and conditions of those permits; and (xii) all written environmental assessments known to Target or any of the Target Subsidiaries of its current or past Properties or Facilities have been provided to Acquiror.

     2.13 TAXES

          Target, each of the Target Subsidiaries and any consolidated, combined, unitary or aggregate group (and all members thereof) for Tax purposes of which Target or any of the Target Subsidiaries is or has been a member, have properly completed and timely filed with all appropriate Governmental Entities, all Tax Returns, estimates and reports required to be filed by them and have paid all Taxes shown thereon to be due or which otherwise are or have become due and payable prior to the date hereof. The accruals and reserves reflected in the Target Financial Statements specified as being with respect to Taxes are adequate to cover all Taxes that are or may become payable or that have accrued as a result of the operations of Target and each of the Target Subsidiaries for all periods prior to the date of such Target Financial Statements and that have not been paid as of the date hereof. Neither Target nor any of the Target Subsidiaries have any Liability for unpaid Taxes accruing prior to the date of the Target Balance Sheet Date (except to the extent adequately provided for by the above-specified accruals and/or reserves) or accruing after the Target Balance Sheet Date except for Taxes incurred in the ordinary course of business and consistent with past practice subsequent to the Target Balance Sheet Date. Except as set forth in SECTION 2.13 of the Target Disclosure Schedule, there is:
(a) no claim for Taxes that is a Lien against the property of Target or any of the Target Subsidiaries is being asserted against Target or any of the Target Subsidiaries other than Liens for Taxes not yet due and payable; (b) no audit of any Tax Return of Target or any of the Target Subsidiaries being conducted or, to the knowledge of Target, threatened or contemplated by a Tax Authority; and
(c) no extension of any statute of limitations on the assessment of any Taxes granted by Target or any of the Target Subsidiaries and currently in effect. Neither Target nor any of the Target Subsidiaries have been or will be required to include any material adjustment in Taxable income for any Tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax Laws as a result of transactions, events or accounting methods employed prior to the Merger. Target and the Target Subsidiaries have not filed nor will they file any consent to have the provisions of paragraph 341(f)(2) of the Code (or comparable provisions of any state Tax Laws) apply to Target or any of the Target Subsidiaries. Neither Target nor any of the Target Subsidiaries is a party to any Tax sharing or Tax allocation agreement nor does Target or any of the Target Subsidiaries have any Liability or potential Liability to another party under any such agreement. Neither Target nor any of the Target

Subsidiaries has filed any disclosures under Section 6662 or comparable provisions of state, local or foreign Law to prevent the imposition of penalties with respect to any Tax reporting position taken on any Tax Return. Neither Target nor any of the Target Subsidiaries has ever been a member of a consolidated, combined, unitary or aggregate group of which Target or any of the Target Subsidiaries was not the ultimate parent corporation. Neither Target nor any of the Target Subsidiaries has in its possession receipts for any Taxes paid to foreign Tax Authorities. Neither Target nor any of the Target Subsidiaries is or has ever been a "United States real property holding corporation" within the meaning of Section 897 of the Code. For purposes of this Agreement, the following terms have the following meanings: "TAX" (and, with correlative meaning, "TAXES" and "TAXABLE") means (x) any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom duty or other tax, Governmental Entity fee or other like assessment or charge of any kind whatsoever, together with any interest or any penalty, addition to tax or additional amount imposed by any Governmental Entity (a "TAX AUTHORITY") responsible for the imposition of any such tax (domestic or foreign), (y) any liability for the payment of any amounts of the type described in (x) as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group for any Taxable period, and (z) any liability for the payment of any amounts of the type described in (x) or (y) as a result of being a transferee of or successor to any person or as a result of any express or implied obligation to indemnify any other person. As used herein, "TAX RETURN" shall mean any return, statement, report or form (including, without limitation, estimated tax returns and reports, withholding tax returns and reports and information returns and reports) required to be filed with respect to Taxes. As used in this SECTION 2.13, the term "TARGET" means Target and any entity included in, or required under GAAP to be included in, any of the Target Financial Statements.

     2.14 EMPLOYEE BENEFIT PLANS

          (a) SECTION 2.14 of the Target Disclosure Schedule lists, with respect to Target and each of the Target Subsidiaries, any trade or business (whether or not incorporated) which is treated as a single employer with Target or with any of the Target Subsidiaries (an "ERISA AFFILIATE") within the meaning of Section 414(b), (c), (m) or (o) of the Code, (i) all material employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (ii) each loan to any non-officer employee, officer or director and any stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code Section 125) or dependent care (Code Section 129), life insurance or accident insurance plans, programs or arrangements, (iii) all bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (iv) other fringe or employee benefit plans, programs or arrangements that apply to senior management of Target or any of the Target Subsidiaries and that do not generally apply to all employees, and (v) any current or former employment or executive compensation or severance agreements, written or otherwise, as to which unsatisfied obligations of Target or any of the Target Subsidiaries of greater than $10,000 remain for the benefit of, or relating to, any present or former employee, consultant or director of Target or any of the Target Subsidiaries (together, the "TARGET EMPLOYEE PLANS").

          (b) Target has furnished to Acquiror a copy of each of the Target Employee Plans and related plan documents (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and any material employee communications required by Law relating thereto) and has, with respect to each Target Employee Plan which is subject to ERISA reporting requirements, provided copies of the Form 5500 reports filed for the last three plan years. Any Target Employee Plan intended to be qualified under Section 401(a) of the Code has either obtained from the Internal Revenue Service a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has applied (or has time remaining in which to apply) to the Internal Revenue Service for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or Internal Revenue Service pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination or has been established under a standardized prototype plan for which an Internal Revenue Service opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer. Target has also furnished Acquiror with the most recent Internal Revenue Service determination or opinion letter issued with respect to each such Target Employee Plan, and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any Target Employee Plan subject to Code Section 401(a). Target has also furnished Acquiror with all registration statements and prospectuses prepared in connection with each Target Employee Plan.

          (c) (i) None of the Target Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person other than as required under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"); (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Target Employee Plan, which would reasonably be expected to have, in the aggregate, a Material Adverse Effect on Target; (iii) each Target Employee Plan has been administered in all material respects in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), and each ERISA Affiliate has performed in all material respects all obligations required to be performed by it under, is not in any material respect in default under or violation of, and has no knowledge of any material default or violation by any other party to, any of the Target Employee Plans; (iv) Target, the Target Subsidiaries, or any ERISA Affiliate are not subject to any material Liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the Target Employee Plans; (v) all material contributions required to be made by Target, the Target Subsidiaries and any ERISA Affiliate to any Target Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Target Employee Plan for the current plan years; (vi) with respect to each Target Employee Plan, no "reportable event" within the meaning of Section 4043 of ERISA (excluding any such event for which the 30 day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred; (vii) no Target Employee Plan is covered by, and none of Target, the Target Subsidiaries and any ERISA Affiliate has incurred or expects to incur any Liability under Title IV of ERISA or Section 412 of the Code; and (viii) each Target Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without any material Liability to Acquiror (other than ordinary administrative expenses typically incurred in a termination event). For purposes of subparts (iv), (v), (vii) and (viii) of this SECTION 2.14(c), "material" shall be deemed to include any amount in excess of $10,000 in the aggregate. With respect to each Target Employee Plan subject to ERISA as either an employee pension plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, Target and the Target Subsidiaries have prepared in good faith and timely filed all requisite Governmental Entity reports (which were true and correct as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Target Employee Plan. No suit, administrative proceeding, action or other litigation has been brought, or to the knowledge of Target is threatened against or with respect to any such Target Employee Plan, including any audit or inquiry by the Internal Revenue Service or United States Department of Labor. Except as set forth in SECTION 2.14 of the Target Disclosure Schedule, no payment or benefit which will or may be made by Target or any of the Target Subsidiaries to any person will be characterized as an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code.

          (d) With respect to each Target Employee Plan, Target and the Target Subsidiaries have complied in all material respects with (i) the applicable health care continuation and notice provisions of COBRA and the regulations (including proposed regulations) thereunder, (ii) the applicable requirements of the Family Medical and Leave Act of 1993 and the regulations thereunder, and
(iii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 and the regulations (including proposed regulations) thereunder.

          (e) There has been no amendment to, written interpretation or announcement (whether or not written) by Target, the Target Subsidiaries or any ERISA Affiliate relating to, or change in participation or coverage under, any Target Employee Plan which would materially increase the expense of maintaining such plan above the level of expense incurred with respect to that plan for the most recent fiscal year included in Target's Financial Statements.

          (f) Neither Target nor any of the Target Subsidiaries currently maintains, sponsors, participates in or contributes to, nor have they ever maintained, established, sponsored, participated in, or contributed to, any pension plan (within the meaning of Section 3(2) of ERISA) which is subject to
Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

          (g) None of Target, the Target Subsidiaries or any ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any "multiemployer plan" as defined in Section 3(37) of ERISA.

          (h) Except as set forth in SECTION 2.14 of the Target Disclosure Schedule, there is no agreement, contract or arrangement to which Target or any of the Target Subsidiaries is a party that may result in the payment of any amount that would not be deductible by reason of Section 280G or Section 404 of the Code.

     2.15 EMPLOYEES AND CONSULTANTS

          Target has provided Acquiror with a true and complete list of all persons employed by Target and each of the Target Subsidiaries, all persons who perform work for Target and each of the Target Subsidiaries pursuant to any agreement(s) between Target or any of the Target Subsidiaries and any employment agency, and all independent contractors of Target and Target Subsidiaries as of the date hereof and the position and total compensation, including base salary or wages, bonus, commissions, and all other available forms of compensation, payable to each such individual. SECTION 2.15 of the Target Disclosure Schedule lists all current written or oral employment agreements, independent contractor agreements, consulting agreements or termination or severance agreements to which Target and each of the Target Subsidiaries is a party. A true and correct copy of any employment, independent contractor or consulting agreement which varies in any material terms from the standard form agreement of Target or any of the Target Subsidiaries has been provided to Acquiror. This Agreement and the transactions contemplated hereby do not and will not violate any such employment, independent contractor or consulting agreements. Target and each of the Target Subsidiaries is in compliance in all material respects with all currently applicable Laws and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages, hours and occupational safety and health and employment practices, and is not engaged in any unfair labor practice. All individuals performing services for Target or any of the Target Subsidiaries as independent contractors (defined as any individual who provides services for Target or any of the Target Subsidiaries who is not treated as a common-law employee for purposes of statutory withholdings and/or employment benefits) at any time are properly classified as independent contractors pursuant to all applicable regulations, including but not limited to I.R.S. Revenue Ruling 87-41, 1987-1 C.B. 296. Target and each of the Target Subsidiaries has withheld all amounts required by Law or by agreement to be withheld from the wages, salaries, and other payments to employees; and is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing. Neither Target nor any of the Target Subsidiaries is liable for any payment to any trust or other fund or to any Governmental Entity, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending claims against Target or any of the Target Subsidiaries under any workers compensation plan or policy or for long term disability. There are no claims or controversies pending or, to the knowledge of Target, threatened, between Target or any of the Target Subsidiaries and any of their employees, which claims or controversies have or could reasonably be expected to result in a Material Adverse Effect on Target. Neither Target nor any of the Target Subsidiaries is a party to any collective bargaining agreement or other labor union contract nor does Target or any of the Target Subsidiaries know of any activities or proceedings of any labor union to organize any such employees. To the knowledge of Target, no employees or independent contractors of Target or any of the Target Subsidiaries are in violation of any term of any employment contract, patent disclosure agreement, enforceable noncompetition agreement, or any enforceable restrictive covenant to a former employer or customer relating to the right of any such employee or independent contractor to be employed by Target or any of the Target Subsidiaries because of the nature of the business conducted or presently proposed to be conducted by Target or any of the Target Subsidiaries or to the use of trade secrets or proprietary information of others. Except as set forth in SECTION 2.15 of the Target Disclosure Schedule, as of the date hereof, no employees or independent contractors of Target or any of the Target Subsidiaries have given notice to Target or to any of the Target Subsidiaries, nor is Target or any of the Target Subsidiaries otherwise aware, that any such employee intends to terminate his or her employment with Target or any of the Target Subsidiaries.

     2.16 CERTAIN AGREEMENTS AFFECTED BY THE MERGER

          Except as set forth in SECTION 2.16 of the Target Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, employee or consultant of Target or any of the Target Subsidiaries, (b) increase any benefits otherwise payable by Target, or any of the Target Subsidiaries or (c) result in the acceleration of the time of payment or vesting of any such benefits.

     2.17 RELATED-PARTY TRANSACTIONS

          Except as set forth in SECTION 2.17 of the Target Disclosure Schedule, neither the Target nor any of the Target Subsidiaries has any contract, agreement, extension of credit, business arrangement, or other relationship of any kind with any of the following persons: (a) any officer or director of Target or any of the Target Subsidiaries; (b) any stockholder owning five percent (5%) or more of the outstanding Common Stock of Target or any of the Target Subsidiaries; or (c) any Affiliate of the foregoing persons or any business in which any of the foregoing persons is an officer, director, employee, or five percent (5%) or greater equity owner.

     2.18 INSURANCE

          SECTION 2.18 of the Target Disclosure Schedule lists all policies of insurance and bonds, and the respective amounts of such policies and bond, carried by Target or any of the Target Subsidiaries. There is no claim pending under any of such policies or bonds or as to which coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Target and the Target Subsidiaries are otherwise in compliance with the terms of such policies and bonds. Neither Target nor any of the Target Subsidiaries has any knowledge of any threatened termination of, nor has it received notice of, any material premium increase with respect to, any of such policies.

     2.19 COMPLIANCE WITH LAWS; GOVERNMENTAL AUTHORIZATIONS

          Target and each of the Target Subsidiaries have complied with and is in compliance with all laws, statutes, ordinances, rules, regulations (collectively, "LAW(S)"), judgments, orders, decrees, directives, consent agreements, memoranda of understanding, permits, concessions, grants franchises, licenses, and other Governmental Entity authorizations or approvals applicable to it, or any of its properties. Except for Telecommunications Licenses, which are specifically covered in SECTION 2.35, all licenses, authorizations, consents and approvals (collectively, "GOVERNMENTAL AUTHORIZATIONS") of any court, administrative agency or commission or other federal, state, county, municipal, domestic or foreign governmental or regulatory authority or instrumentality ("GOVERNMENTAL ENTITY" or "GOVERNMENTAL ENTITIES") and all other permits, concessions, grants and franchises necessary for the conduct of the business of Target and the Target Subsidiaries as now conducted have been duly obtained and are in full force and effect, and there are no proceedings pending or, to the knowledge of Target, threatened which may result in the revocation, cancellation, suspension, or materially adverse modification of any thereof, except to the extent the foregoing would not have a Material Adverse Effect on Target.

     2.20 BROKERS' AND FINDERS' FEES

          Except as expressly provided in the letter agreement, dated August 23, 2000, between Target and Ferris, Baker Watts, Inc., a true and complete copy of which has been furnished to the Acquiror, no agent, broker, investment banker, person or firm acting directly or indirectly on behalf of Target or any of the Target Subsidiaries or the Target Principal Stockholders or under the authority of Target or any of the Target Subsidiaries or the Target Principal Stockholders is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from any of the parties hereto in connection with any of the transactions contemplated hereby.

     2.21 BOARD APPROVAL; STOCKHOLDER APPROVAL

          The Board of Directors of Target has unanimously (a) approved this Agreement and the Merger, (b) determined that in its opinion the Merger is advisable and in the best interests of the stockholders of Target and (c) recommended that the stockholders of Target approve this Agreement and the Merger. The affirmative vote of the holders of a majority of the outstanding shares of Target Common Stock outstanding on the record date set for the determination of stockholders entitled to vote on or consent to the Merger is the only vote or consent of the holders of Target capital stock necessary to approve this Agreement and the Merger.

     2.22 CUSTOMERS AND SUPPLIERS

          As of the date hereof, no customer which individually accounted for more than 5% of Target's gross revenues during the 12-month period preceding the date hereof, and no material supplier of Target or any of the Target Subsidiaries during such period, has canceled or otherwise terminated, or made any threat to Target or any of the Target Subsidiaries to cancel or otherwise terminate its relationship with Target or with any of the Target Subsidiaries for any reason including, without limitation the consummation of the transactions contemplated hereby, or has at any time on or after the Target Balance Sheet Date decreased materially its services or supplies to Target or any of the Target Subsidiaries in the case of any such supplier, or its usage of the services or products of Target or any of the Target Subsidiaries in the case of such customer and all amounts owing from such customers, if not in dispute, have been paid in accordance with their respective terms. Target and each of the Target Subsidiaries have not knowingly breached, so as to provide a benefit to Target that was not intended by the parties, any agreement with, or engaged in any fraudulent conduct with respect to, any customer or supplier of Target or any of the Target Subsidiaries.

     2.23 MATERIAL CONTRACTS

          SECTION 2.23 of the Target Disclosure Schedule sets forth a list of all material agreements or commitments ("MATERIAL CONTRACTS") of any nature to which Target or any of the Target Subsidiaries are a party or by which it is bound, including without limitation:

          (a) each agreement which requires future expenditures by Target, or any of the Target Subsidiaries, in excess of $10,000 or which might result in payments to Target or to any of the Target Subsidiaries in excess of $10,000;

          (b)  all employment and consulting agreements;

          (c) employee benefit, Target Employee Plans, bonus, pension, profit sharing, stock option, stock purchase and similar plans and arrangements;

          (d) any agreement between Target or any of the Target Subsidiaries and a third party relating to sharing, licensing, or developing any product, technology or Target Intellectual Property;

          (e) any agreement for the borrowing of money or line of credit, trust indenture, mortgage, promissory note, loan agreement or any currency exchange, commodities or other hedging arrangement or any leasing transaction of the type required to be capitalized in accordance with GAAP;

          (f)  agreements with respect to Liens;

          (g) any agreement which provides for the restraint or restriction of the right to compete with any person in the conduct of its business by Target or any of the Target Subsidiaries;

          (h) any confidentiality, secrecy or non-disclosure agreement with any party other than those that are on Target's standard form previously provided to Acquiror or those that by their terms prohibit disclosure of such agreement to Acquiror;

          (i) any distributor, reseller, agency or manufacturer's representative contract other than (a) those that are on Target's standard form previously provided to Acquiror and (b) those that are terminable at will by Target without Target incurring, directly or indirectly, any premium, penalty, fees, taxes or other obligation relating to such termination;

          (j) any material contract to support or maintain the products or services of Target or any of the Target Subsidiaries, that expires or may be renewed at the option of any person other than Target or any of the Target Subsidiaries;

          (k) any agreement of guarantee, support, assumption or endorsement of, or any similar commitment with respect to, the Liabilities (as defined in SECTION 2.5) of any other person of entity;

          (l) any agreement pursuant to which Target or any of the Target Subsidiaries have deposited or is required to deposit with an escrow holder or any other person or entity, all or part of the source code (or any algorithm or documentation contained in or relating to any source code) of any Target Intellectual Property;

          (m) except as set forth in SECTION 2.23(m) of the Target Disclosure Schedule, any agreement to indemnify, hold harmless or defend any other person with respect to any assertion of personal injury, damage to property or Intellectual Property infringement, misappropriation or violation or warranting the lack thereof, other than indemnification provisions contained in a customary purchase orders/purchase agreements/product licenses arising in the ordinary course of business and consistent with past practice;

          (n)  any joint venture agreements and shareholder's agreements;

          (o)  any agreement with any labor union;

          (p)  any lease of real property;

          (q) any lease of personal property with an annual lease or other payment in excess of $5,000; and

          (r) any agreement with any person with whom Target does not deal at arm's length.

     2.24 NO BREACH OF MATERIAL CONTRACTS

          Except to the extent they have previously expired in accordance with their terms, Target and each of the Target Subsidiaries have performed in all material respects all of the obligations required to be performed by it, and is not in default under any Material Contract. Each of the Material Contracts is (as to Target and each of the Target Subsidiaries) in full force and effect, unamended, and there exists no default or event of default or event, occurrence, condition or act, with respect to Target or any of the Target Subsidiaries or to the knowledge of Target with respect to the other contracting party, or otherwise that, with or without the giving of notice, the lapse of the time or the happening of any other event or conditions, would reasonably be expected to
(a) become a default or event of default under any Material Contract, (b) result in the loss or expiration of any material right or option by Target or by any of the Target Subsidiaries (or the gain thereof by any third party) under any Material Contract or (c) result in the release, disclosure or delivery to any third party of any source materials. True, correct and complete copies of all Material Contracts have been delivered to the Acquiror.

     2.25 MINUTE BOOKS

          The minute books of Target and each of the Target Subsidiaries have been made available to Acquiror and contain true and complete copies of all resolutions adopted and all other material actions taken at all meetings of directors and stockholders and all actions by written consent since the time of incorporation of Target and each of the Target Subsidiaries through the date of this Agreement.

     2.26 COMPLETE COPIES OF MATERIALS

          Copies of each document which has been delivered by Target to Acquiror or its counsel or other representatives in connection with their legal and accounting due diligence review of Target and the Target Subsidiaries are true and complete.

     2.27 YEAR 2000 COMPATIBILITY

          Target and each of the Target Subsidiaries are Year 2000 compliant. None of the products and services sold, licensed, rendered, or otherwise provided by Target and the Target Subsidiaries in the conduct of their business have malfunctioned, ceased to function, generated materially incorrect data or produced materially incorrect results or caused any of the above with respect to the property or business of third parties using such products or services when processing, providing or receiving (a) date-related data from, into and between the Twentieth (20th) and Twenty-First (21st) centuries or (b) date-related data in connection with any valid date in the Twentieth (20th) and Twenty-First
(21st) centuries, including leap year calculations. Target and the Target Subsidiaries have not made any other representations or warranties specifically relating to the ability of any product or service sold, licensed, rendered or otherwise provided by Target or the Target Subsidiaries in the conduct of their business to operate without malfunction, to operate without ceasing to function, to generate correct data or to produce correct results when processing, providing or receiving (x) date-related data from, into and between the Twentieth (20th) and Twenty-First (21st) centuries and (y) date-related data in connection with any valid date in the Twentieth (20th) and Twenty-First (21st) centuries.

     2.28 REORGANIZATION

          Except as set forth in the preliminary letter issued by Deloitte & Touche, LLP, Target's independent accountants, as of the date hereof, neither Target, the Target Subsidiaries, nor any of their Affiliates have taken or agreed to take any action, nor does Target or any of the Target Subsidiaries have knowledge of any fact or circumstance, that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

     2.29 EXPORT CONTROL LAWS AND FOREIGN CORRUPT PRACTICES ACT

          Target and the Target Subsidiaries have conducted their export transactions in accordance with applicable provisions of United States export control Laws, including but not limited to the Export Administration Act and implementing Export Administration Regulations. Without limiting the foregoing:

          (a) Target and each of the Target Subsidiaries have obtained all export licenses and other approvals required for their exports of products, software and technologies from the United States;

          (b) Target and each of the Target Subsidiaries is in compliance with the terms of all applicable export licenses or other approvals;

          (c) There are no pending or threatened claims against Target or any of the Target Subsidiaries with respect to such export licenses or other approvals;

          (d) There are no actions, conditions or circumstances pertaining to the export transactions of Target and the Target Subsidiaries that may give rise to any future claims; and

          (e) No consents or approvals for the transfer of export licenses to Acquiror are required, or such consents and approvals can be obtained expeditiously without material cost.

          Target, the Target Subsidiaries and their employees are in compliance with the U.S. Foreign Corrupt Practices Act, as amended, including without limitation, the books and records provisions thereof.

     2.30 REPRESENTATIONS COMPLETE

          None of the representations or warranties made by Target herein or in any Schedule hereto, including the Target Disclosure Schedule, or in any certificate furnished by Target pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

     2.31 REGISTRATION RIGHTS

          There is no agreement of Target or any of the Target Subsidiaries to register under the Securities Act any shares of Target Common Stock or any shares of Target capital stock issuable upon the exercise of Target Stock Options or other securities, except pursuant to agreements that will be terminated or that will terminate pursuant to their terms at or prior to the Closing.

     2.32 FUNCTIONALITY OF TECHNOLOGY

          All materials and technology (including but not limited to all hardware, software, platforms, cables, and switches) required by Target and each of the Target Subsidiaries to perform its business as currently conducted or as proposed to be conducted are free from material defects and will continue to perform substantially in the manner in which they currently perform. Target and each of the Target Subsidiaries have all permissions, rights, authority and documentation necessary to perform its business as currently conducted or as proposed to be conducted.

     2.33 BENEFICIAL OWNERSHIP OF ACQUIROR STOCK

          As of the date hereof, Target does not beneficially own any shares of Acquiror Common Stock or have any option, warrant, or right of any kind to acquire the beneficial ownership of any Acquiror Common Stock, except pursuant to the terms of this Agreement.

     2.34 IMMIGRATION MATTERS

          Target has complied with all Laws relating to verification of employment eligibility of its employees, including but not limited to, Verification of the Employment eligibility of Target's employees in accordance with Section 274A of the Immigration and Nationality Act, as amended (8 U.S.C. Section 1324 (a)).

     2.35 TELECOMMUNICATIONS LICENSES

          (a) SECTION 2.35(a) of the Target Disclosure Schedule contains a complete list of all Federal Communications Commission ("FCC") licenses and authorizations held by Target (the "FCC LICENSES"), and all state certificates of public convenience and necessity and other operating authorizations issued by state public utility commissions or similar state governmental agencies (collectively, "PUCs") (such PUC certificates and authorizations collectively, the "STATE AUTHORIZATIONS," and together with the FCC Licenses, the "TELECOMMUNICATIONS LICENSES"). The FCC Licenses are all of the licenses, authorizations, consents and approvals necessary from the FCC for each of Target and the Target Subsidiaries to conduct its business as currently conducted. Except as set forth in SECTION 2.35(a) of the Target Disclosure Schedule, the State Authorizations are all of the licenses, authorizations, consents and approvals necessary from the PUCs for each of Target and the Target Subsidiaries to conduct its business as currently conducted.

          (b) Except as described in SECTION 2.35(b) of the Target Disclosure Schedule (the "REQUIRED TELECOMMUNICATIONS CONSENTS"), there is no consent, approval, authorization, or order of, or filing with, the FCC or any other federal, state or local governmental or regulatory authority, or consent, approval, authorization, agreement or verification of or by any of the customers of Target or any of the Target Subsidiaries, that is required to consummate the transactions contemplated by this Agreement and for the Surviving Corporation to continue operating the business of Target or the business of the Target Subsidiaries in the same manner as Target and the Target Subsidiaries currently conduct business;

          (c) Target and each of the Target Subsidiaries have at all times been in compliance with the Communications Act of 1934, as amended, and the FCC rules, regulations and policies, including the FCC rules, regulations and policies concerning "slamming," as well as all applicable state regulation of local exchange and inter-exchange telecommunications services, including the rules concerning "slamming", and has timely and completely performed all obligations imposed on Target and the Target Subsidiaries thereunder; and

          (d) The Telecommunications Licenses are valid and in full force and effect, unimpaired by any material condition and under the exclusive control of Target or any of the Target Subsidiaries, and Target and each of the Target Subsidiaries have timely and completely performed all obligations required thereunder. No application, complaint, action, investigation or proceeding is pending or, to the knowledge of Target, threatened, that would reasonably be expected to result in loss, revocation, cancellation or suspension of the Telecommunications Licenses or other administrative or judicial sanction with respect to Target and the Target Subsidiaries.

                                  ARTICLE III

            REPRESENTATIONS AND WARRANTIES OF ACQUIROR AND MERGER SUB

          Acquiror and Merger Sub represent and warrant to Target that the statements contained in this ARTICLE III are true and correct, except as set forth in the disclosure schedule delivered by Acquiror to Target immediately prior to the execution and delivery of this Agreement (the "ACQUIROR DISCLOSURE SCHEDULE"). The Acquiror Disclosure Schedule shall be arranged in paragraphs corresponding to the numbered Sections contained in this ARTICLE III, and the disclosure in any Section shall qualify only the corresponding Section in this
ARTICLE III. Any reference in this ARTICLE III to an agreement being "enforceable" shall be deemed to be qualified to the extent such enforceability is subject to (i) Laws of general application relating to bankruptcy, insolvency, moratorium, fraudulent conveyance and the relief of debtors and (ii) the availability of specific performance, injunctive relief and other equitable remedies. In this Article III, "ACQUIROR" will be deemed to include Acquiror and its predecessors, unless the context otherwise requires.

     3.1  ORGANIZATION, STANDING AND POWER

          Acquiror and Merger Sub have no subsidiaries or affiliated companies and are not each a party to any material joint venture or partnership (collectively, the "ACQUIROR SUBSIDIARIES") other than as listed in SECTION 3.1 of the Acquiror Disclosure Schedule. Each of Acquiror and Acquiror Subsidiaries, including Merger Sub, is a corporation duly organized, validly existing and in good standing under the Laws of its jurisdiction of incorporation and has full corporate power and authority to conduct its business as presently conducted. Acquiror and Merger Sub have full corporate power and authority to enter into this Agreement and to carry out the transactions contemplated by this Agreement. Acquiror and each of the Acquiror Subsidiaries has all Governmental Authorizations of any Governmental Entity required to carry on its business as now conducted, except where the failure to have such Governmental Authorizations would not have a Material Adverse Effect on Acquiror. Each of Acquiror and Acquiror Subsidiaries is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction where the character of the property owned or leased by it or the nature of its activities makes such qualifications necessary except where the failure to be so qualified would not have a Material Adverse Effect on Acquiror. Each of Acquiror and Acquiror Subsidiaries has furnished to Target true and complete copies of its certificate of incorporation and bylaws, each as amended to date and currently in effect, and said copies are true, correct and complete, and contain all amendments through the date hereof. Each of Acquiror and Acquiror Subsidiaries is not in violation of any of the provisions of its certificate of incorporation or bylaws. Acquiror is the sole owner of all outstanding shares of capital stock of each of the Acquiror Subsidiaries and all such shares are duly authorized, validly issued, fully paid and non-assessable. There are no outstanding subscriptions, options, warrants, puts, calls, rights, exchangeable or convertible securities or other commitments or agreements of any character relating to the issued or unissued capital stock or other securities of the Acquiror Subsidiaries, or otherwise obligating Acquiror or any of the Acquiror Subsidiaries to issue, transfer, sell, purchase, redeem or otherwise acquire any such securities. Neither Acquiror nor any of the Acquiror Subsidiaries owns, directly or indirectly, any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.

     3.2  CAPITAL STRUCTURE

          The authorized capital stock of Acquiror consists of 40,000,000 shares of Acquiror Common Stock, par value $0.01 per share, and 1,000,000 shares of preferred stock, par value $0.01 per share, of which there were issued and outstanding as of the close of business on June 30, 2000, 14,306,914 shares of Acquiror Common Stock and no shares of preferred stock. The authorized capital stock of Merger Sub consists of one thousand (1,000) shares of common stock, par value $0.01 per share, of which 100 are issued and outstanding and held by Acquiror. All of the outstanding shares of capital stock of each of the Acquiror Subsidiaries is owned by Acquiror free and clear of any Liens other than Permitted Liens and those Liens shown on Section 3.2 of the Acquiror Disclosure Schedule. All outstanding shares of Acquiror and Merger Sub have been duly authorized, validly issued, fully paid and are nonassessable and free of any Liens other than Permitted Liens, those Liens shown on SECTION 3.2 of the Acquiror Disclosure Schedule and, in the case of Acquiror only, Liens created by or imposed upon the holders of the shares thereof. The shares of Acquiror Common Stock to be issued pursuant to the Merger will be, upon issuance, duly authorized, validly issued, fully paid and nonassessable, and no stockholder of Acquiror will have any preemptive right of subscription or purchase in respect thereof.

     3.3  AUTHORITY; NO CONFLICT

          The execution, delivery and performance by Acquiror and Merger Sub of this Agreement and the Certificate of Merger, and the consummation by Acquiror and Merger Sub of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action on the part of Acquiror and Merger Sub, subject only to the approval of this Agreement and the Merger by the affirmative vote of the holders of a majority of the outstanding Acquiror Common Stock. This Agreement has been duly executed and delivered by Acquiror and Merger Sub and constitutes a valid and binding obligation of Acquiror and Merger Sub enforceable against Acquiror and Merger Sub in accordance with its terms. The Certificate of Merger, upon execution will constitute a valid and binding obligation of Acquiror and Merger Sub enforceable against Acquiror and Merger Sub in accordance with its terms.

          The execution, delivery and performance of this Agreement by Acquiror and Merger Sub do not, and the consummation of the transactions contemplated hereby will not, (i) conflict with, or result in any violation of, or breach of or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under, or require a waiver or consent under (x) its Certificate of Incorporation or Bylaws (each as amended to date), (y) any mortgage, indenture, material lease, material contract or other material agreement or material instrument binding upon the Acquiror, Merger Sub or any of the Acquiror Subsidiaries, or (z) any permit, concession, franchise, material license, judgment, order, decree, Law, judgment, or injunction, or other similar authorization held by Acquiror, Merger Sub or any of the Acquiror Subsidiaries or applicable to Acquiror, Merger Sub or any of the Acquiror Subsidiaries or any of their properties or assets.

          No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any Governmental Entity is required on the part of Acquiror and Merger Sub or any of the Acquiror Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the other transactions contemplated by this Agreement, except for (i) the filing of the Certificate of Merger, (ii) compliance with any applicable requirements of the Securities Act and the rules and regulations promulgated thereunder (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities or "blue sky" Laws and the securities Laws of any foreign country; (iv) such filings as may be required under the HSR, (v) such other filings or registrations with, or authorizations, consents or approvals of, Governmental Entities, the failure of which to make or obtain would not reasonably be expected to have a Material Adverse Effect on Acquiror, and (vi) the Required Telecommunication Consents.

     3.4  SEC DOCUMENTS; FINANCIAL STATEMENTS

          As of their respective filing dates and, except to the extent that subsequent Exchange Act statements, reports and filings correct earlier Exchange Act statements, reports and filings, as of the date hereof, each statement, report, filing, registration statement (with the prospectus in the form filed pursuant to Rule 424(b) of the Securities Act), definitive proxy statement and other document filed with the SEC by Acquiror since December 31, 1999 (collectively, the "ACQUIROR SEC DOCUMENTS") complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, and none of the Acquiror SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading, except to the extent corrected by a subsequently filed Acquiror SEC Document.

          Acquiror has filed with the SEC an Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (the "ACQUIROR 10-K") and a Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2000 (the "ACQUIROR FORM 10-Q"). The financial statements included in the Acquiror 10-K and the Acquiror 10-Q (collectively, the "ACQUIROR FINANCIAL STATEMENTS") are complete and correct in all material respects as of their respective dates, and were prepared in accordance with GAAP (except that the unaudited financial statements do not have complete notes thereto and are subject to normal year-end audit adjustments) applied on a consistent basis throughout the periods indicated and with each other (except as may be indicated in the notes thereto). The Acquiror Financial Statements fairly present in all material respects the consolidated financial condition and operating results of Acquiror as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. Acquiror maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP. The Acquiror Financial Statements complied as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto as of their respective dates. The balance sheet of Acquiror dated as of December 31, 1999 included in the Acquiror 10-K is herein referred to as the "ACQUIROR BALANCE SHEET."

     3.5  REORGANIZATION

          As of the date hereof, to Acquiror's knowledge neither Acquiror nor any of its Affiliates has taken or agreed to take any action, nor does Acquiror have knowledge of any fact or circumstance, that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

     3.6  ABSENCE OF UNDISCLOSED LIABILITIES

          Acquiror has no material Liabilities of any nature (matured or unmatured, fixed or contingent) other than (a) those set forth or adequately reserved for in the Acquiror Balance Sheet, (b) those not required to be set forth or adequately reserved for in the Acquiror Balance Sheet under GAAP, (c) those incurred in the ordinary course of business since the date of the Acquiror Balance Sheet which are not, individually or in the aggregate material, and consistent with past practice, and (d) those incurred in connection with the execution of this Agreement.

     3.7  REPRESENTATIONS COMPLETE

          None of the representations, warranties or statements made by Acquiror herein or in any Schedule hereto, including the Acquiror Disclosure Schedule, or certificate furnished by Acquiror pursuant to this Agreement, when all such documents are read together in their entirety, contains or will contain at the Effective Time any untrue statement of a material fact, or omits or will omit at the Effective Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading.

     3.8  DISCLOSURE DOCUMENTS

          None of the written information supplied or to be supplied by Acquiror or Merger Sub for inclusion in and that is actually included in (i) the Joint Proxy Statement/Prospectus, and (ii) the Registration Statement, will, in the case of the Joint Proxy Statement/Prospectus, at the time of mailing of the Joint Proxy Statement/Prospectus and at the time of the meeting of the shareholders to be held in connection with the Merger and at the Effective Time, contain any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading or will, in the case of the Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

     3.9  BENEFICIAL OWNERSHIP OF TARGET STOCK

          As of the date hereof, Acquiror does not beneficially own any shares of Target Common Stock or have any option, warrant, or right of any kind to acquire the beneficial ownership of any Target Common Stock, except pursuant to the terms of this Agreement and the Voting Agreement.

     3.10 LITIGATION

          There is no private or Governmental Entity action, suit, proceeding, claim, arbitration or investigation pending or to the knowledge of Acquiror, threatened before any agency, court or tribunal, foreign or domestic against Acquiror, any of the Acquiror Subsidiaries or any of their respective properties or any of their officers or directors (in their capacities as such). There is no judgment, decree, writ, injunction, or order against Acquiror, any of the Acquiror Subsidiaries or any of their respective directors or officers (in their capacities as such), that would prevent, enjoin or materially alter or delay any of the transactions contemplated by this Agreement. Further, there are no actions, suits, proceedings, claims, arbitrations or investigations initiated by Acquiror or any of the Acquiror Subsidiaries, or that Acquiror or any of the Acquiror Subsidiaries presently intends to initiate.

     3.11 RESTRICTIONS ON BUSINESS ACTIVITIES

          There is no agreement, judgment, injunction, order or decree binding upon Acquiror or any of the Acquiror Subsidiaries which would reasonably be expected to have the effect of prohibiting or impairing any current business practice of Acquiror or any of the Acquiror Subsidiaries, any acquisition of property by Acquiror or any of the Acquiror Subsidiaries or the conduct of business by Acquiror as currently conducted by Acquiror or any of the Acquiror Subsidiaries.

     3.12 EMPLOYEE BENEFIT PLANS

          (a) SECTION 3.12 of the Acquiror Disclosure Schedule lists, with respect to Acquiror and each of the Acquiror Subsidiaries, any trade or business (whether or not incorporated) which is treated as a single employer with Acquiror or with any of the Acquiror Subsidiaries (an "ACQUIROR ERISA AFFILIATE") within the meaning of Section 414(b), (c), (m) or (o) of the Code,
(i) all material employee benefit plans (as defined in Section 3(3) of ERISA),
(ii) any material stock option, stock purchase, phantom stock, stock appreciation right, supplemental retirement, severance, sabbatical, medical, dental, vision care, disability, employee relocation, cafeteria benefit (Code
Section 125) or dependent care benefit (Code Section 129), life insurance or accident insurance plans, programs or arrangements, (iii) all material bonus, pension, profit sharing, savings, deferred compensation or incentive plans, programs or arrangements, (iv) other material fringe or employee benefit plans, programs or arrangements that apply to senior management of Acquiror or any of the Acquiror Subsidiaries and that do not generally apply to all employees, and
(v) any current or former employment or executive compensation or severance agreements, written or otherwise, as to which unsatisfied obligations of Acquiror or any of the Acquiror Subsidiaries of greater than $10,000 remain for the benefit of, or relating to, any present or former employee, consultant or director of Acquiror or any of the Acquiror Subsidiaries (together, the "ACQUIROR EMPLOYEE PLANS").

          (b) Acquiror has furnished to Target a copy of each of the Acquiror Employee Plans and related plan documents and amendments thereto (including trust documents, insurance policies or contracts, employee booklets, summary plan descriptions and other authorizing documents, and any material employee communications required by Law relating thereto) and has, with respect to each Acquiror Employee Plan which is subject to ERISA reporting requirements, provided copies of the Form 5500 reports filed for the last three plan years. Any

Acquiror Employee Plan intended to be qualified under Section 401(a) of the Code is so qualified. Acquiror has also furnished Target with the most recent Internal Revenue Service determination or opinion letter issued with respect to each such Acquiror Employee Plan, and nothing has occurred since the issuance of each such letter which could reasonably be expected to cause the loss of the tax-qualified status of any Acquiror Employee Plan subject to Code Section 401(a). Acquiror has also furnished Target with all registration statements and prospectuses prepared in connection with each Acquiror Employee Plan.

          (c) (i) None of the Acquiror Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person other than as required under the COBRA; (ii) there has been no "prohibited transaction," as such term is defined in Section 406 of ERISA and Section 4975 of the Code, with respect to any Acquiror Employee Plan, which would reasonably be expected to have, in the aggregate, a Material Adverse Effect on Acquiror; (iii) each Acquiror Employee Plan has been administered in all material respects in accordance with its terms and in compliance with the requirements prescribed by any and all statutes, rules and regulations (including ERISA and the Code), and each Acquiror ERISA Affiliate has performed in all material respects all obligations required to be performed by it under, is not in any material respect in default under or violation of, and has no knowledge of any material default or violation by any other party to, any of the Acquiror Employee Plans; (iv) Acquiror, the Acquiror Subsidiaries, or any Acquiror ERISA Affiliate are not subject to any material Liability or penalty under Sections 4976 through 4980 of the Code or Title I of ERISA with respect to any of the Acquiror Employee Plans;
(v) all material contributions required to be made by Acquiror, the Acquiror Subsidiaries and any Acquiror ERISA Affiliate to any Acquiror Employee Plan have been made on or before their due dates and a reasonable amount has been accrued for contributions to each Acquiror Employee Plan subject to Title IV of ERISA for the current plan years; (vi) with respect to each Acquiror Employee Plan subject to Title IV of ERISA, no "reportable event" within the meaning of
Section 4043 of ERISA (excluding any such event for which the 30 day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Section 4062, 4063 or 4041 of ERISA has occurred; (vii) no Acquiror Employee Plan is covered by, and none of Acquiror, the Acquiror Subsidiaries and any Acquiror ERISA Affiliate has incurred or expects to incur any material Liability under Title IV of ERISA or Section 412 of the Code; and
(viii) each Acquiror Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without any material Liability to Acquiror (other than ordinary administrative expenses typically incurred in a termination event). For purposes of subparts (iv), (v),
(vii) and (viii) of this Section 3.12(c), "material" shall be deemed to include any amount in excess of $10,000 in the aggregate. With respect to each Acquiror Employee Plan subject to ERISA as either an employee pension plan within the meaning of Section 3(2) of ERISA or an employee welfare benefit plan within the meaning of Section 3(1) of ERISA, Acquiror and the Acquiror Subsidiaries have prepared in good faith and timely filed all requisite Governmental Entity reports (which were true and correct as of the date filed) and has properly and timely filed and distributed or posted all notices and reports to employees required to be filed, distributed or posted with respect to each such Acquiror Employee Plan. Except for routine claims for benefits, no suit, administrative proceeding, claim, action or other litigation has been brought, or to the knowledge of Acquiror or any of the Acquiror Subsidiaries is threatened against or with respect to any such Acquiror Employee Plan, including any audit or inquiry by the Internal Revenue Service or United States Department of Labor.

          (d) With respect to each Acquiror Employee Plan, Acquiror and the Acquiror Subsidiaries have complied in all material respects with (i) the applicable health care continuation and notice provisions of COBRA and the regulations (including proposed regulations) thereunder, (ii) the applicable requirements of the Family Medical and Leave Act of 1993 and the regulations thereunder, and (iii) the applicable requirements of the Health Insurance Portability and Accountability Act of 1996 and the regulations (including proposed regulations) thereunder.

          (e) There has been no amendment to, written interpretation or announcement (whether or not written) by Acquiror, the Acquiror Subsidiaries or any Acquiror ERISA Affiliate relating to, or change in participation or coverage under, any Acquiror Employee Plan which would materially increase the expense of maintaining such plan above the level of expense incurred with respect to that plan for the most recent fiscal year included in Acquiror's Financial Statements.

          (f) Neither Acquiror nor any of the Acquiror Subsidiaries currently maintains, sponsors, participates in or contributes to, nor have they ever maintained, established, sponsored, participated in, or contributed to, any pension plan (within the meaning of Section 3(2) of ERISA) which is subject to
Part 3 of Subtitle B of Title I of ERISA, Title IV of ERISA or Section 412 of the Code.

          (g) None of Acquiror, the Acquiror Subsidiaries or any Acquiror ERISA Affiliate is a party to, or has made any contribution to or otherwise incurred any obligation under, any "multiemployer plan" as defined in Section 3(37) of ERISA.

          (h) There is no agreement, contract or arrangement to which Acquiror or any of the Acquiror Subsidiaries is a party that may result in the payment of any amount that would not be deductible by reason of Section 404 of the Code.

     3.13 BROKERS' AND FINDERS' FEES

          No agent, broker, investment banker, person or firm acting directly or indirectly on behalf of Acquiror or any of the Acquiror Subsidiaries or under the authority of Acquiror or any of the Acquiror Subsidiaries is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly from any of the parties hereto in connection with any of the transactions contemplated hereby.

     3.14 BOARD APPROVAL; STOCKHOLDER APPROVAL

          The Boards of Directors of Acquiror and Merger Sub have unanimously
(a) approved this Agreement and the Merger, (b) determined that in its opinion the Merger is advisable and in the best interests of the stockholders of Acquiror and Merger Sub, respectively, and (c) recommended that the stockholders of Acquiror and Merger Sub approve this Agreement and the Merger. Acquiror, as the sole stockholder of Merger Sub, has approved this Agreement and the Merger. The affirmative vote of the holders of a majority of the outstanding shares of Acquiror Common Stock outstanding on the record date set for the determination of stockholders entitled to vote on or consent to the Merger is the only vote or consent of the holders of Acquiror capital stock necessary to approve this Agreement and the Merger.

     3.15 ABSENCE OF CERTAIN CHANGES

          Since December 31, 1999 (the "ACQUIROR BALANCE SHEET DATE"), Acquiror, Merger Sub and the Acquiror Subsidiaries have conducted their business in the ordinary course consistent with past practice and there has not occurred: (a) any change, event, condition or development of a state of circumstances or facts (whether or not covered by insurance) that has resulted in, or would result in, a Material Adverse Effect on Acquiror; (b) any change in accounting methods or practices (including any change in depreciation or amortization policies or rates) by Acquiror, Merger Sub or any of the Acquiror Subsidiaries or any revaluation by Acquiror, Merger Sub or any of the Acquiror Subsidiaries of any of its assets; (d) any amendment or termination of, or default under, any contract or agreement to which Acquiror, Merger Sub or any of the Acquiror Subsidiaries is a party or by which it is bound which would reasonably be expected to have a Material Adverse Effect on Acquiror; (e) any amendment or change to the certificate or articles of incorporation or bylaws of Acquiror, Merger Sub or any of the Acquiror Subsidiaries or any proposal by the Board of Directors or stockholders of Acquiror, Merger Sub or any of the Acquiror Subsidiaries relating thereto; or (f) any negotiation or agreement by of Acquiror, Merger Sub or any of the Acquiror Subsidiaries to do any of the things described in the preceding clauses (a) through (e) (other than negotiations with Target and its representatives regarding the transactions contemplated by this Agreement).

     3.16 COMPLIANCE WITH LAWS; GOVERNMENTAL AUTHORIZATIONS

          Except to the extent the following would not have a Material Adverse Effect on Acquiror, (i) Acquiror, Merger Sub and each of the Acquiror Subsidiaries have complied with and is in compliance with all Laws, judgments, orders, decrees, directives, consent agreements, memoranda of understanding, permits, concessions, grants franchises, licenses, and other Governmental Entity authorizations or approvals applicable to it, or any of its properties; and (ii) all permits, concessions, grants, franchises, licenses, and other Governmental Entity authorizations and approvals necessary for the conduct of the business of Acquiror, Merger Sub and the Acquiror Subsidiaries as now conducted have been duly obtained and are in full force and effect, and there are no proceedings pending or, to the knowledge of Acquiror, threatened which may result in the revocation, cancellation, suspension, or materially adverse modification of any thereof.

                                   ARTICLE IV

              COVENANTS OF TARGET AND TARGET PRINCIPAL STOCKHOLDERS

          Except as otherwise consented to in writing by Acquiror after the date of this Agreement, Target and the Target Principal Stockholders covenant to and agree with Acquiror and Merger Sub as follows:

     4.1  INFORMATION AND BOARD OBSERVATION RIGHTS

          (a) Target shall, upon reasonable notice, give to Acquiror and to its officers, accountants, counsel, financial advisors, and other representatives, reasonable access during their normal business hours throughout the period prior to the Effective Date to all of their properties, books, contracts, commitments, and stockholder lists and records. Target will, at its own expense, furnish Acquiror during such period with all such information concerning their affairs as Acquiror may reasonably request, including information for use in determining if the conditions of ARTICLE VI have been satisfied, information necessary to prepare the regulatory filings or applications to be filed with Governmental Entities to obtain the approvals referred to in SECTION 4.2, and information for use in any other necessary filings to be made with appropriate Governmental Entities. No information or knowledge obtained in any investigation pursuant to this SECTION 4.1 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

          (b) Target shall permit up to two (2) individuals selected by Acquiror to attend all regular and special meetings of the Target's Board of Directors in a nonvoting capacity and to receive copies of all actions taken or proposed to be taken by the Target's Board of Directors and all materials distributed to or reviewed by the Target Board of Directors.

          (c) Target and the Target Principal Stockholders acknowledge that information received by it or them concerning Acquiror and its operations is subject to the Confidentiality Agreement dated as of June 3, 2000 by and among Target and the Acquiror (the "CONFIDENTIALITY AGREEMENT").

     4.2  REGULATORY APPROVALS

          Target and the Target Principal Stockholders shall cooperate with Acquiror's efforts to obtain all necessary regulatory approvals of Governmental Entities of the transactions contemplated by this Agreement including, but not limited to approval under the HSR and the Required Telecommunication Consents and shall use its commercially reasonable efforts to secure favorable action on such applications, including without limitation commercially reasonable efforts to pursue an appeal of a denial of a regulatory approval.

     4.3  CONDUCT OF BUSINESS

          After the date of this Agreement and pending the Effective Date, neither Target nor any of the Target Subsidiaries shall cause or permit, directly or indirectly, through Target, any of the Target Subsidiaries or otherwise, any of the following, without the prior written consent of Acquiror:
(a) any change, supplement or amendment in its Certificate of Incorporation or By-laws; (b) except with respect to Target stock options outstanding on the date of this Agreement which are or may become subject to exercise according to their terms as they exist on the date hereof, neither the Target nor any of the Target Subsidiaries shall change their respective authorized, issued, or outstanding capital stock or issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of their respective capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating them to issue any such shares or other convertible securities; (c) in the case of Target only, declare or pay any cash or other dividends in respect of any shares of its respective capital stock; (d) any increase in employee compensation or benefit levels (except for annual increases not in excess of amounts established by its regular past practices), or establishment of or any increase in any employment, compensation, bonus, pension, option, incentive or deferred compensation, retirement, death, profit sharing, or similar agreements or benefits of any of its respective past, present, or future officers, directors or employees, or any modification of the existing employment agreements with any officers or employees; (e) any change in any of its accounting policies or practices unless required by GAAP; (f) incur or commit to incur any indebtedness for borrowed money except pursuant to the terms and conditions of the Loan and Security Agreement by and between Century Business Credit Corporation and Target dated May 11, 1995, as amended through the date hereof and in the form delivered to Acquiror provided that the amount outstanding under such agreement shall not exceed $2.0 million and all proceeds shall be used for ordinary business purposes consistent with past practice; (g) guarantee any indebtedness or issue or sell any debt securities or guarantee any debt securities of others; (h) obligate itself to make or undertake to make any capital expenditure in excess of $50,000 in the aggregate; (i) enter into any material contract, agreement, license or commitment, or violate, amend or otherwise modify or waive any of the terms of any of its Material Contracts, agreements or licenses without the prior written consent of Acquiror, except for entering into a tail directors'-and-officers' insurance policy with premiums payable by the Target or any Target Subsidiary not to exceed $34,500 in the aggregate; (j) reduce the amount or limit the coverage of any of its insurance policies; (k) transfer to or license any person or entity or otherwise extend, amend or modify any rights to Target Intellectual Property: (l) revalue any of its assets, including without limitation writing down the value of inventory or writing off notes or accounts receivable; (m) sell, lease, license or otherwise dispose of or encumber any of its properties or assets except for the sales of cellular telephone equipment, pagers and debit cards in the ordinary course of business consistent with past practice; (n) terminate or waive any right of substantial value; (o) commence a lawsuit or arbitration proceeding other than
(i) for the routine collection of bills; (ii) in such cases where it in good faith determines that failure to commence suit would result in the material impairment of a valuable asset of its business, PROVIDED that it consults with Acquiror prior to the filing of such a suit, or (iii) for a breach of this Agreement; (p) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any material amount of assets; (q) make any Tax election, change any Tax election, adopt any Tax accounting method, change any Tax accounting method, enter into any closing agreement, settle any Tax claim or assessment or consent to any Tax claim or assessment; (r) accelerate, amend or change the period of exercisability or vesting of options or other rights granted under its stock plans or authorize cash payments in exchange for any options or other rights granted under any of such plans; (s) enter into or amend any agreements pursuant to which any other party is granted exclusive marketing, manufacturing or other exclusive rights of any type or scope with respect to any of its products or technology, except with respect to entering into an agreement with BamNet Corporation relating to the development and implementation of a marketing plan for Target's 10-10-200(0) services; (t) engage in any related party transactions as defined in SECTION 2.17, (u) pay, discharge or satisfy in an amount in excess of $10,000 in any one case or $20,000 in the aggregate, any claim, Liability, other than (i) arising in the ordinary course of business and consistent with past practice and (ii) the payment, discharge or satisfaction of liabilities reflected or reserved against in the Target Financial Statements, or (v) take or agree in writing or otherwise to take, directly or indirectly, any of the actions described in clauses (a) through (u) above, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder or delay, deter or prevent the conditions in Articles VI and VII of this Agreement from being satisfied. Notwithstanding the foregoing, upon Acquiror's request,

Target shall terminate Target's 401(k) Plan, effective as of the date immediately preceding the Effective Date.

          Furthermore, pending the Effective Date, Target shall, and shall cause each of the Target Subsidiaries to, (a) conduct its business only in the ordinary course and use commercially reasonable efforts consistent with past practice and policies to preserve intact its present business organizations, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees and others having business dealings with it, to the end that its goodwill and ongoing business shall be unimpaired at the Effective Time, (b) continue in effect the present method of conducting its business, (c) give all notices and other information required to be given to its employees, any collective bargaining unit representing any group of employees, and any applicable Government Entity under the National Labor Relations Act, the Code, the Consolidated Omnibus Budget Reconciliation Act, and other applicable Law in connection with the transactions provided for in this Agreement, (d) consult with Acquiror as to making decisions or actions in matters other than those in the ordinary course of business, and (e) use its commercially reasonable efforts to maintain all Telecommunications Licenses.

     4.4  MEETING OF STOCKHOLDERS OF TARGET; DOCUMENT PREPARATION

          (a) Target will duly call and convene a meeting of its stockholders to act upon the transactions contemplated hereby as soon as practicable. Except to the extent legally required for the discharge by Target's Board of Directors of its fiduciary duties, Target and its Board of Directors will recommend approval of this Agreement and the Merger to its stockholders, and will use commercially reasonable efforts to obtain a favorable vote thereon. The calling and holding of such meeting and all notices, transactions, documents, and information related thereto will be in material compliance with all applicable Laws.

          (b) Target shall furnish Acquiror with such information concerning Target and the Target Principal Stockholders as is necessary in order to cause the Joint Proxy Statement/Prospectus (as defined in SECTION 5.5), insofar as it relates to others, to comply with SECTION 5.5. The Joint Proxy Statement/Prospectus shall contain, among other matters, the recommendation of the Board of Directors of Target that the Target stockholders approve the Merger and this Agreement and the conclusion of the Target Board of Directors that the terms and conditions of the Merger are fair and reasonable to the stockholders of Target (subject in each case to any limitations or qualifications required by Law for the discharge by Target's Board of Directors of its fiduciary duties, as described in an opinion of counsel of Swidler Berlin Shereff Friedman, LLP addressed to Target and made available to Acquiror). Target agrees promptly to advise Acquiror if at any time prior to the Target stockholders' meeting, any information provided by Target in the Joint Proxy Statement/Prospectus becomes incorrect or incomplete in any material respect and to provide Acquiror with the information needed to correct such inaccuracy or omission. Target shall furnish Acquiror with such supplemental information as may be necessary in order to cause the Joint
Proxy Statement/Prospectus, insofar as it relates to Target, to comply with
SECTION 5.5 after the mailing thereof to Target stockholders. The information provided and the representations made by Target to Acquiror in connection with the Registration Statement described in SECTION 5.5, both at the time such information and representations are provided and made and at the Effective Date, will be true and accurate in all material respects and will not contain any false or misleading statement with respect to any material fact or omit to state any material fact required to be stated therein or necessary in order (i) to make the statements made therein not false or misleading, or (ii) to correct any statement contained in an earlier communication with respect to such information or representations which has become false or misleading. Target may rely upon all information provided to it by Acquiror and its representatives in the preparation of the Joint Proxy Statement/Prospectus and shall not be liable for any untrue statement of a material fact or any omission to state a material fact in the Joint Proxy Statement/Prospectus, if such statement is made in reliance upon any written information provided to it by Acquiror or by any of its officers or authorized representatives specifically for inclusion in the Joint Proxy Statement/Prospectus.

          (c) Target shall promptly furnish Acquiror with such information regarding the Target stockholders as Acquiror requires to enable it to determine what filings are required under applicable state securities Laws. Target authorizes Acquiror to utilize in such filings the information concerning Target provided to Acquiror in connection with, or contained in, the Joint Proxy Statement/Prospectus. Target shall promptly notify Acquiror of all communications, oral, or written, with the SEC concerning the Registration Statement and the Joint Proxy Statement/Prospectus.

     4.5  CONSENTS

          Target will use commercially reasonable efforts to obtain any consents, approvals, landlord estoppel certificates or waivers from third parties required in connection with the transactions contemplated hereunder.

     4.6  CURRENT INFORMATION; ADVICE OF CHANGES

          (a) During the period from the date of this Agreement to the Effective Time, Target will cause one or more of its designated representatives to confer on a weekly or more frequent basis with representatives of Acquiror regarding its business, operations, properties, assets, and condition (financial or otherwise) and matters relating to the completion of the transactions contemplated herein. As soon as reasonably available, but in no event more than 45 days after the end of each calendar quarter (other than the last calendar quarter of each calendar year) ending after the date of this Agreement, Target will deliver to Acquiror its quarterly reports on Form 10-Q, as filed with the SEC under the Exchange Act. As soon as reasonably available, but in no event more than 90 days after the calendar year, Target will deliver to Acquiror its Annual Report on Form 10-K as filed with the SEC under the Exchange Act.

          (b) Between the date of this Agreement and the Effective Time, Target shall promptly advise Acquiror, by written update to the Target Disclosure Schedule, of (a) the occurrence or non-occurrence of any event which would be likely to cause any condition to the obligations of Acquiror to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied, or (b) the failure of Target or the Target Principal Stockholders to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by them pursuant to this Agreement which would be likely to result in any condition to the obligations of Acquiror to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied. The delivery of any notice pursuant to this SECTION 4.6 shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to Acquiror.

     4.7  NO SOLICITATION OF OTHER OFFERS

          (a) Target and the Target Principal Stockholders agree that neither they nor any of their respective officers, directors, Affiliates, subsidiaries or employees shall, and Target and the Target Principal Stockholders shall direct and use commercially reasonable efforts to cause their agents and representatives (including, without limitation, any investment banker, attorney, or accountant retained by them) not to, directly or indirectly, take any action to solicit or initiate any inquiries or the making of any offer or proposal (including without limitation any proposal to stockholders of Target, or any of the Target Subsidiaries) with respect to a merger, consolidation, business combination, liquidation, reorganization, sale or other disposition of any significant portion of assets, sale of shares of capital stock, or similar transactions involving Target or any of the Target Subsidiaries (any such inquiry, offer, or proposal, an "ACQUISITION PROPOSAL"), or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal. As of the date hereof, neither Target nor the Target Principal Stockholders is engaged in any negotiations or discussions relating to an Acquisition Proposal. Target and the Target Principal Stockholders shall promptly notify Acquiror orally and in writing of, and keep it fully and currently informed on, any Acquisition Proposal or any inquiries with respect thereto, such written notification to include the identity of the person making such inquiry or Acquisition Proposal and such other information with respect thereto as is reasonably necessary to apprise Acquiror of the material terms of such Acquisition Proposal. Target and the Target Principal Stockholders shall give Acquiror contemporaneous written notice upon engaging in discussions or negotiations with, or providing any information regarding Target or any of the Target Subsidiaries to, any such person regarding an Acquisition Proposal. Nothing in this Section 4.7(a) shall be deemed to require Target's Board of Directors to take any action that would cause Target's Board of Directors to violate its fiduciary duties as required by Law, as described in an opinion of counsel of Swidler Berlin Shereff Friedman, LLP addressed to Target and made available to Acquiror.

          (b) Target and the Target Principal Stockholders agrees that irreparable damage would occur in the event that the provisions of this SECTION
4.7 were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed by the parties hereto that Acquiror shall be entitled to seek an injunction or injunctions to prevent breaches of this
SECTION 4.7 and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which the parties may be entitled at Law or in equity.

          In the event Target, any Target Subsidiary, any Target Principal Stockholder, or any affiliate or associate of any of them, enters into any letter of intent or agreement with respect to an Acquisition Proposal at any time from the date hereof to the date which is one year from the date hereof (unless such letter of intent or agreement was entered into following the termination of this Agreement pursuant to Section 8.1(a), (b), (c) or (e), or pursuant to clause (iii) of Section 8.1(d) due to dissenters not affiliated or associated with Target or any Target Principal Stockholder), Acquiror shall receive, as liquidated damages (the "LIQUIDATED DAMAGES"), the sum of $3,000,000 as full and final settlement of all claims under this provision. Acquiror shall have the right to receive the Liquidated Damages whether or not Target, any Target Subsidiary, any Target Principal Stockholder, or any affiliate or associate of any of them, as applicable, entered into such letter of intent or agreement believing it was, for the purpose of, or with the intent of, observing its fiduciary duties as required by Law, as advised by Swidler Berlin Shereff Friedman, LLP, or otherwise. The liquidated damages described herein are the parties' sole remedy for a violation of this provision. The parties waive any right to resort to any other remedies, whether at law or in equity, or any other measure or type of damages, including but not limited to lost profits that may be alleged by reason of such violation. The parties acknowledge that it would be extremely impractical and difficult to ascertain the actual damages suffered by the non-violating party for a violation of this provision. Each party has carefully considered the loss to the other occasioned by a violation of this provision and all damages, general and specific, which Acquiror, the Target Principal Stockholders and the Target suffer as a result of a violation of this provision. The parties have determined that the amount of the liquidated damages is a fair and reasonable estimate of those damages and it shall not be construed as a penalty.

     4.8  TAXES

          Target shall have filed with appropriate federal, state, county, municipal, or foreign Tax Authorities all Tax Returns required to be filed (taking any applicable extensions into consideration) on or before the Effective Date and shall have paid (or shall have made adequate provision or set up an adequate actual reserve on the financial statements referred to in SECTION 2.4 for the payment of) all Taxes imposed by any Tax Authority with respect to any Pre-Closing Tax Period (as hereinafter defined), together with any interest, additions, or penalties related to any such taxes. For purposes of this SECTION 4.8, any reference to Target shall be deemed to include any corporation more than fifty percent (50%) of the outstanding capital stock (by vote or value) of which is owned by Target. "PRE-CLOSING TAX PERIOD" shall mean (i) each taxable period that ends on or before the Effective Date, and (ii) any taxable period that includes (but does not end on) the Effective Date (the period described in this clause (ii) being hereafter referred to as a "STRADDLE PERIOD"). In the case of any Tax for a Straddle Period, the covenant in this SECTION 4.8 shall be limited to the Pre-Closing Tax Amount determined as follows:

          (A) In the case of a periodic Tax that is not based on income or receipts (e.g., an ad valorem property tax), the "PRE-CLOSING TAX AMOUNT" shall be an amount equal to the amount of such Tax for the entire Straddle Period multiplied by a fraction the numerator of which is the number of days elapsed between the beginning of the Straddle Period and the Effective Date, and the denominator of which is the total number of days in the Straddle Period; and

          (B) in the case of any other Tax, the "PRE-CLOSING TAX AMOUNT" shall be the amount of such Tax for which Target would have been liable if the Straddle Period had ended as of the close of business on the day of the Effective Date.

     4.9  PUBLIC ANNOUNCEMENTS

          Between the date of this Agreement and the Effective Date, Target and the Target Principal Stockholders will consult with Acquiror before issuing any press release or otherwise making any public statements with respect to this Agreement and the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except as counsel may advise is required by Law.

     4.10 COOPERATION AND CONDITIONS

          Target and the Target Principal Stockholders shall use their commercially reasonable efforts to ensure that the conditions specified in
ARTICLE VI have been satisfied on a prompt basis. Target and the Target Principal Stockholders agree to use their commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated by this Agreement, including cooperating fully with the other party, including by provision of information.

     4.11 TAX FREE REORGANIZATION

          Neither Target nor the Target Principal Stockholders will, directly or indirectly, either before or after consummation of the Merger, take any action which would cause the Merger to fail to constitute a "reorganization" within the meaning of Code Section 368 and the Target and the Target Principal Stockholders will use commercially reasonable efforts not to permit any of their directors, officers, employees, stockholders, agents, consultants, or other representatives to take any such action.

                                   ARTICLE V

                      COVENANTS OF ACQUIROR AND MERGER SUB

          Except as otherwise consented to in writing by Target after the date of this Agreement, Acquiror and Merger Sub covenant to and agree with Target as follows:

     5.1  INFORMATION

          (a) Acquiror and Merger Sub shall, upon reasonable notice, give to Target and to its officers, accountants, counsel, financial advisors, and other representatives, reasonable access during Acquiror's normal business hours throughout the period prior to the Effective Date to all of their properties, books, contracts, commitments, reports of examination (consistent with applicable Law) and records. Acquiror and Merger Sub will, at their own expense, furnish Target during such period with all such information concerning their affairs as Target may reasonably request, including information for use in determining if the conditions of ARTICLE VII have been satisfied and for use in any other necessary filings to be made by Target with appropriate Governmental Entities. No information or knowledge obtained in any investigation pursuant to this SECTION 5.1 shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

          (b) Acquiror acknowledges that information received by it concerning Target and its operations is subject to the Confidentiality Agreement.

     5.2  APPLICATIONS TO GOVERNMENTAL ENTITIES

          Acquiror will promptly prepare and file with the appropriate Governmental Entities an application requesting the regulatory approvals including, but not limited to approval under the HSR and the Required Telecommunication Consents and shall use its commercially reasonable efforts to secure favorable action on such applications, including without limitation commercially reasonable efforts to pursue an appeal of a denial of a regulatory approval.

     5.3  CONDUCT OF BUSINESS

          After the date of this Agreement and pending the Effective Date, neither Acquiror nor Merger Sub shall cause or permit, directly or indirectly, through Acquiror, Merger Sub or otherwise, any of the following, without the prior written consent of Target: (a) effect any change or amendment in its Certificate of Incorporation or By-laws; (b) in the case of Acquiror only, declare or pay any cash dividends in respect of its Common Stock; (c) make any change in any of its accounting policies or practices in a manner materially affecting the consolidated assets, liabilities or results of operations of Acquiror, unless required by GAAP, or (d) take or agree in writing or otherwise to take, directly or indirectly, any of the actions described in clauses (a) through (c) above, or any action which would make any of its representations or warranties contained in this Agreement untrue or incorrect or prevent it from performing or cause it not to perform its covenants hereunder or delay, deter or prevent the conditions in Articles VI and VII of this Agreement from being satisfied. Pending the Effective Date, Acquiror shall (x) use commercially reasonable efforts to preserve its business organization and assets and to keep available the services of its officers and employees, and (y) continue in effect the present method of conducting its business.

     5.4  ACQUIROR COMMON STOCK

          On the Effective Date, the Acquiror Common Stock to be issued in exchange for the Target Common Stock pursuant to the terms of this Agreement shall be duly authorized, validly issued, fully paid, and non-assessable, free of preemptive rights and free and clear of all Liens created by or through Acquiror, with no personal liability attaching to the ownership thereof. The Acquiror Common Stock to be issued upon exchange for the Target Common Stock pursuant to the terms of this Agreement will be issued in all material respects in accordance with applicable state and federal Laws, rules, and regulations.

     5.5  REGISTRATION OF SHARES

          Acquiror, with the assistance of Target and its representatives, will promptly file a Registration Statement with the SEC which shall include a joint proxy statement for Target and for Acquiror and a prospectus which shall satisfy all applicable requirements of applicable state and federal Laws, including the Securities Act, the Exchange Act, and applicable state securities Laws and the rules and regulations thereunder (such joint proxy statement information statement and prospectus, together with any and all amendments or supplements thereto, being herein referred to as the "JOINT PROXY STATEMENT/PROSPECTUS," and the various documents to be filed by Acquiror under the Securities Act with the SEC to register the Acquiror Common Stock into which shares of the Common Stock of Target held by stockholders will be converted, including the Joint Proxy Statement/Prospectus, are referred to herein as the "REGISTRATION STATEMENT").

The number of shares to be registered will be an amount sufficient to allow all of the shares of the Acquiror Common Stock issued to holders of the Common Stock of Target pursuant to this Agreement to be registered under the Securities Act. Acquiror will use commercially reasonable efforts to secure the effectiveness of the Registration Statement and, after the Registration Statement has been declared effective, will issue the shares so registered to the holders of the Target Common Stock of Target on the Effective Date. Acquiror may rely upon all information provided to it by Target and its representatives in the preparation of the Registration Statement, any post-effective amendment thereto and the Joint Proxy Statement and shall not be liable for any untrue statement of a material fact or any omission to state a material fact in the Registration Statement, the post-effective amendment, or the Joint Proxy Statement, if such statement is made in reliance upon any information provided to it by Target or by any of its officers or representatives. Acquiror shall promptly take all such actions as may be necessary or appropriate in order to comply in all material respects with all applicable securities Laws of any state having jurisdiction over the transactions contemplated by this Agreement and the Merger. Acquiror shall furnish Target with copies of all such filings and keep Target advised of the status thereof. Acquiror shall promptly notify Target of all communications, oral or written, with the SEC concerning the Registration Statement and the Joint Proxy Statement/Prospectus. Prior to the Effective Time, Acquiror shall file with the Nasdaq Stock Market ("NASDAQ") a Notification Form for Listing of Additional Shares with respect to the shares of Acquiror Common Stock issuable upon conversion of the Target Common Stock in the Merger.

          Acquiror shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Acquiror Common Stock for delivery upon exercise of the Acquiror Stock Option in accordance with SECTION 1.5(d). Acquiror shall file a registration statement on Form S-8 (or any successor)
form) or another appropriate form, and use its commercially reasonable efforts to cause such Form S-8 to become effective as soon as practicable after the Effective Time, with respect to Acquiror Common Stock subject to the Acquiror Stock Options and shall use commercially reasonable efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding. With respect to those individuals who as of the Effective Time will be subject to the reporting requirements under Section 16(a) of the Exchange Act, with regard to transactions in Acquiror securities, Acquiror shall take such action as may be necessary at or before the Effective Time to cause the receipt of Acquiror Stock Options pursuant to SECTION 1.5(d) to be exempt from Section 16(b) of the Exchange Act.

     5.6  MEETING OF STOCKHOLDERS OF ACQUIROR; DOCUMENT PREPARATION

          (a) If required by applicable Law, Acquiror shall duly call and convene a meeting of its stockholders to act upon the transactions contemplated hereby as soon as practicable. Except to the extent legally required for the discharge by the board of directors of its fiduciary duties, Acquiror will recommend approval of this Agreement and the Merger to its stockholders and will use commercially reasonable efforts to obtain a favorable vote thereon. The calling and holding of such meeting and all notices, transactions, documents, and information related thereto will be in material compliance with all applicable Laws.

          (b) Acquiror shall furnish such information concerning Acquiror as is necessary in order to cause the Proxy Statement/Prospectus, insofar as it relates to it to comply with SECTION 5.5. Acquiror agrees promptly to advise Target if at any time prior to the Acquiror stockholders' meeting, any information provided by Acquiror in the Joint Proxy Statement/Prospectus becomes incorrect or incomplete in any material respect and to provide Target with the information needed to correct such inaccuracy or omission. Acquiror shall furnish Target with such supplemental information as may be necessary in order to cause the Joint Proxy Statement/Prospectus, insofar as it relates to Acquiror, to comply with SECTION 5.5 after the mailing thereof to Acquiror stockholders. The information provided and the representations made by Acquiror to Target in connection with the Joint Proxy Statement/Prospectus, both at the time such information and representations are provided and made and at the Effective Date, will be true and accurate in all material respects and will not contain any false or misleading statement with respect to any material fact or omit to state any material fact required to be stated therein or necessary in order (i) to make the statements made therein not false or misleading, or (ii) to correct any statement contained in an earlier communication with respect to such information or representations which has become false or misleading. Acquiror may rely upon all information provided to it by Target and its representatives in the preparation of the Joint Proxy Statement/Prospectus and shall not be liable for any untrue statement of a material fact or any omission to state a material fact in the Joint Proxy Statement/Prospectus, if such statement is made in reliance upon any written information provided to it by Target or by any of its officers or authorized representatives specifically for inclusion in the Joint Proxy Statement/Prospectus.

     5.7  CONSENTS

          Acquiror will use commercially reasonable efforts to obtain any consents, approvals, landlord estoppel certificates or waivers from third parties required in connection with the transactions contemplated hereunder.

     5.8  CURRENT INFORMATION; ADVICE OF CHANGES

          (a) During the period from the date of this Agreement to the Effective Date, Acquiror will cause one or more of its designated representatives to confer on a weekly or more frequent basis with representatives of Target regarding its business, operations, properties, assets, and condition (financial or otherwise) and matters relating to the completion of the transactions contemplated herein. As soon as reasonably available, but in no event more than 45 days after the end of each calendar quarter (other than the last calendar quarter of each calendar year) ending after the date of this Agreement, Acquiror will deliver to Target its quarterly reports on Form 10-Q, as filed with the SEC under the Exchange Act. As soon as reasonably available, but in no event more than 90 days after the calendar year, Acquiror will deliver to Target its Annual Report on Form 10-K as filed with the SEC under the Exchange Act.

          (b) Between the date of this Agreement and the Effective Time, Acquiror shall promptly advise Target, by written update to the Acquiror Disclosure Schedule, of (a) the occurrence or non-occurrence of any event which would be likely to cause any condition to the obligations of Target or the Target Principal Stockholders to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied, or (b) the failure of Acquiror to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it pursuant to this Agreement which would be likely to result in any condition to the obligations of Target or the Target Principal Stockholders to effect the Merger and the other transactions contemplated by this Agreement not to be satisfied. The delivery of any notice pursuant to this SECTION 5.8 shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to Target or the Target Principal Stockholders.

     5.9  PUBLIC ANNOUNCEMENTS

          Between the date of this Agreement and the Effective Date, Acquiror will consult with Target before issuing any press release or otherwise making any public statements with respect to this Agreement and the transactions contemplated hereby and shall not issue any such press release or make any such public statement prior to such consultation, except as counsel may advise is required by Law.

     5.10 COOPERATION AND CONDITIONS

          Acquiror shall use commercially reasonable efforts to ensure that the conditions specified in ARTICLE VII have been satisfied on a prompt basis. Acquiror agrees to use commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws and regulations to consummate and make effective the transactions contemplated by this Agreement, including cooperating fully with the other party, including by provision of information.

     5.11 TAX FREE REORGANIZATION

          Acquiror will not, directly or indirectly, either before or after consummation of the Merger, take any action which would cause the Merger to fail to constitute a "reorganization" within the meaning of Code Section 368 and the Acquiror will use commercially reasonable efforts not to permit any of its directors, officers, employees, stockholders, agents, consultants, or other representatives to take any such action.

     5.12 CONTINUITY OF BUSINESS ENTERPRISE.

          As of the date hereof, it is the intent of Acquiror and/or the Surviving Corporation and any other member of the qualified group (as defined in Treasury Regulation Section 1.368-1(d)) to continue at least one significant historic business line of Target or use at least a significant portion of Target's historic business assets in a business, in each case within the meaning of Treasury Regulation Section 1.368-1(d).

     5.13 NASDAQ LISTING.

          Acquiror shall use all commercially reasonable efforts to cause the Acquiror Common Stock to be issued in connection with the Merger and under the Target Employee Plans to be approved for listing on Nasdaq, subject to official notice of issuance, prior to the Closing Date.

                                   ARTICLE VI

              CONDITIONS TO ACQUIROR'S AND MERGER SUB'S OBLIGATIONS

          Unless waived in writing by Acquiror in its sole discretion, all obligations of Acquiror and Merger Sub hereunder shall be subject to the fulfillment prior to or at the Effective Date of the following conditions:

     6.1  REPRESENTATIONS, WARRANTIES, AND COVENANTS

          Except as disclosed in the Target Disclosure Schedule dated the date of this Agreement, (i) the representations and warranties of Target in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality which representations and warranties as so qualified shall be true in all respects) on and as of the Effective Time as though such representations and warranties were made on and as of such time (except that representations and warranties which by their express terms are made on and as of a specified earlier date shall be made only on and as of such specified earlier date) and (ii) Target and the Target Principal Stockholders shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Effective Time.

     6.2  REPRESENTATIONS, WARRANTIES, AND COVENANTS IN THE VOTING AGREEMENT

          The representations, covenants and warranties of Target Principal Stockholders and Walt Anderson in the Voting Agreements shall be true and correct in all material respects on and as of the Effective Time as though such representations and warranties were made on and as of such time (except that representations and warranties which by their express terms are made on and as of a specified earlier date shall be made only on and as of such specified earlier date) and (ii) the Target Principal Stockholders and Walt Anderson shall have performed and complied in all material respects with all covenants, obligations and conditions of the Voting Agreement required to be performed and complied with by them as of the Effective Time.

     6.3  NO ADVERSE CHANGES

          There shall not have been any materially adverse change in the condition (financial or otherwise), results of operations, assets, liabilities, business or prospects of Target or any of the Target Subsidiaries from June 30, 2000 to the Effective Date. For purposes of this SECTION 6.3, a "MATERIALLY ADVERSE CHANGE" shall include, without limitation, (a) a reduction of the stockholders' equity of Target to less than the amount set forth in the "Stockholders' Equity" column in the table below for any date falling before the corresponding "Period Ending Date", or (b) a decrease in the net working capital of Target to less than the amount set forth in the "Net Working Capital" column in the table below for any date falling before the corresponding "Period Ending Date," each such determination to be made (i) in accordance with GAAP; (ii) excluding the expenses incurred by Target through the Closing Date in connection with this Agreement and the transactions contemplated hereby, not to exceed in the aggregate for all periods the amount of Two Hundred Forty Thousand Dollars ($240,000); and (iii) excluding any amount payable by Target in connection with any settlement agreement executed in connection with the resolution of the pending litigation captioned SCULLY V. US WATS, ET AL, U.S.D.C., E.D.

Pa, 97-CV-4051, PROVIDED, HOWEVER, that any such settlement agreement must be approved in writing by Acquiror prior to its execution.

--------------------------------------------------------------------------------
     PERIOD ENDING DATE       STOCKHOLDERS' EQUITY          NET WORKING CAPITAL
--------------------------------------------------------------------------------
     November 30, 2000        $600,000                      (-$2,400,000)
--------------------------------------------------------------------------------
     December 31, 2000        $300,000                      (-$2,600,000)
--------------------------------------------------------------------------------
     January 31, 2001         $0                            (-$2,800,000)
--------------------------------------------------------------------------------
     February 28, 2001        (-$300,000)                   (-$3,000,000)
--------------------------------------------------------------------------------
     March 31, 2001           (-$600,000)                   (-$3,200,000)
--------------------------------------------------------------------------------


     6.4  STOCKHOLDER APPROVAL

          The holders of not less than a majority of the issued and outstanding voting stock of Target and Acquiror shall have approved this Agreement and the Merger.

     6.5  OTHER EVIDENCE

          Target shall have delivered to Acquiror such further certificates and documents evidencing due action in accordance with this Agreement, including certified copies of all applicable proceedings of stockholders and directors of Target pertaining to the transactions under this Agreement, as Acquiror shall reasonably request.

     6.6  NO ADVERSE PROCEEDINGS, EVENTS, OR REGULATORY REQUIREMENTS

          No action or proceeding, including but not limited to any temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition, preventing the consummation of the Merger shall be in effect, nor shall any action or proceeding brought by a Governmental Entity, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal. The parties shall have procured all other regulatory approvals, consents, waivers, or administrative actions of Governmental Entities or other persons or agencies that are necessary or appropriate to the consummation of the transactions contemplated by this Agreement, including but not limited to those specifically referenced in SECTION 4.2 hereof, and no approval, consent, waiver, or administrative action shall have included any condition or requirement that would (i) result in a materially adverse effect on Acquiror or Target, or (ii) so materially and adversely affect the economic or business benefits of the Merger that Acquiror, in the sole judgment of Acquiror, would not have entered into this Agreement had such conditions or requirements been known at the date hereof.

     6.7  CONSENTS, ETC.

          All requisite consents, approvals, landlord estoppel certificates, waivers, undertakings, memoranda, agreements, exercises, and terminations by third parties which Target and the Target Principal Stockholders have covenanted to use commercially reasonable efforts to obtain under SECTIONS 4.2 AND 4.5 shall have been obtained by Target or waived by Acquiror.

     6.8  OPINIONS OF COUNSEL

          Acquiror shall have received opinions of counsel to Target, dated the Effective Date, in form and substance reasonably satisfactory to Acquiror, covering the matters set forth in Exhibits B-1 and B-2. In rendering such opinion Target's counsel shall require the delivery of and rely upon certain customary representation letters delivered by Target and the Target Principal Stockholders, which letters shall be in form an substance reasonably satisfactory to such counsel.

     6.9  SECURITIES MATTERS

          Acquiror shall have filed a Registration Statement with the SEC under the Securities Act pertaining to the shares of Acquiror Common Stock to be issued to the stockholders of Target pursuant to this Agreement and the Merger, and such Registration Statement shall have become effective and there shall not be in effect a stop order with respect thereto.

     6.10 280G AGREEMENTS

          Acquiror shall have received executed and delivered copies Section 280G Agreements substantially in the form of EXHIBIT D hereto from each person identified by Target or Acquiror as potentially receiving excess parachute payments, as defined in Section 280G of the Code, in connection with the Merger.

     6.11 RESIGNATION OF DIRECTORS AND OFFICERS

          The directors and officers of Target and each of the Target Subsidiaries in office immediately prior to the Effective Time shall have resigned effective as of the Effective Time and duly executed resignation letters shall have been delivered to Acquiror from each such director and officer.

     6.12 TARGET CERTIFICATES

          Target shall have delivered to Acquiror a certificate dated as of the Closing Date and signed by its Chief Executive Officer and Secretary to the effect that each of the conditions specified above in SECTIONS 6.1, 6.2, 6.3, 6.4, 6.6, 6.7, and 6.13 is satisfied in all respects. The Target Principal Stockholders shall have delivered to Acquiror a certificate dated as of the Closing Date and signed by its Chief Executive Officer and Secretary to the effect that the conditions specified above in SECTION 6.2 and 6.7 relating to such Target Principal Stockholder is satisfied in all respects.

     6.13 TERMINATION OF PENSION PLAN

          Unless otherwise stated by Acquiror in writing, Target shall, immediately prior to the Closing Date, terminate Target's 401(k) Plan (the "401(k) PLAN") and no further contributions shall be made to the 401(k) Plan, provided that as a condition of such termination Target's employees shall be eligible to participate in Acquiror's 401(k) plan immediately following the Closing Date. Target shall provide to Acquiror (i) executed resolutions by the

Board of Directors of Target authorizing the termination and (ii) an executed amendment to the 401(k) Plan sufficient to assure compliance with all applicable requirements of the Code and regulations thereunder so that the tax-qualified status of the 401(k) Plan will be maintained at the time of termination.

     6.14 NASDAQ LISTING.

          The Acquiror Common Stock to be issued in connection with the Merger and under the Target Employee Plans shall have been approved for listing on Nasdaq, subject to official notice of issuance.

                                  ARTICLE VII

                       CONDITIONS TO TARGET'S OBLIGATIONS

          Unless waived in writing by Target in its sole discretion, all obligations of Target a hereunder shall be subject to the fulfillment prior to or at the Effective Date of the following conditions:

     7.1  REPRESENTATIONS, WARRANTIES, AND COVENANTS

          Except as disclosed in the Acquiror Disclosure Schedule dated the date of this Agreement, (i) the representations and warranties of Acquiror and Merger Sub in this Agreement shall be true and correct in all material respects (except for such representations and warranties that are qualified by their terms by a reference to materiality which representations and warranties as so qualified shall be true in all respects) on and as of the Effective Time as though such representations and warranties were made on and as of such time (except that representations and warranties which by their express terms are made on and as of a specified earlier date shall be made only on and as of such specified earlier date) and (ii) Acquiror and Merger Sub shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by them as of the Effective Time.

     7.2  NO ADVERSE CHANGES

          There shall not have been any materially adverse change in the condition (financial or otherwise), results of operations, assets, liabilities, business or prospects of Acquiror from June 30, 2000 to the Effective Date.

     7.3  STOCKHOLDER APPROVAL

          The holders of not less than a majority of the issued and outstanding voting stock of Acquiror and Target shall have approved this Agreement and the Merger.

     7.4  OTHER EVIDENCE

          Acquiror shall have delivered to Target such further certificates and documents evidencing due action in accordance with this Agreement, including certified copies of all applicable proceedings of stockholders and directors of Acquiror pertaining to the transactions under this Agreement, as Target shall reasonably request.

     7.5  NO ADVERSE PROCEEDINGS, EVENTS, OR REGULATORY REQUIREMENTS

          No action or proceeding, including but not limited to any temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal or regulatory restraint or prohibition, preventing the consummation of the Merger shall be in effect, nor shall any action or proceeding brought by an administrative agency or commission or other Governmental Entity seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger, which makes the consummation of the Merger illegal. The parties shall have procured all other regulatory approvals, consents, waivers, or administrative actions of Governmental Entities or other persons or agencies that are necessary or appropriate to the consummation of the transactions contemplated by this Agreement, including but not limited to those specifically referenced in SECTION
4.2 hereof, and no approval, consent, waiver, or administrative action shall have included any condition or requirement that would (i) result in a materially adverse effect on Acquiror or Target, or (ii) so materially and adversely affect the economic or business benefits of the Merger that Target, in the sole judgment of Target, would not have entered into this Agreement had such conditions or requirements been known at the date hereof.

     7.6  CONSENTS, ETC.

          All requisite consents, approvals, landlord estoppel certificates or waivers, undertakings, memoranda, agreements, exercises, and terminations by third parties which Acquiror has covenanted to use commercially reasonable efforts to obtain under SECTIONS 5.2 AND 5.7 shall have been obtained by Acquiror or waived by Target.

     7.7  OPINION OF COUNSEL

          Target shall have received an opinion of counsel to Acquiror, dated the Effective Date, in form and substance reasonably satisfactory to Target, covering the matters set forth in EXHIBIT C. In rendering such opinion Acquiror's counsel shall require the delivery of and rely upon certain customary representation letters delivered by Acquiror, which letters shall be in form an substance reasonably satisfactory to such counsel.

     7.8  SECURITIES MATTERS

          Acquiror shall have filed a Registration Statement with the SEC under the Securities Act, pertaining to the shares of Acquiror Common Stock to be issued to the stockholders of Target pursuant to this Agreement and the Merger, and such Registration Statement shall have become effective and there shall not be in effect a stop order with respect thereto. The shares of Acquiror Common Stock to be issued to the stockholders of Target pursuant to this Agreement and the Merger shall have been approved upon official notice of issuance for quotation on Nasdaq, subject to official notice of issuance.

     7.9  NASDAQ LISTING.

          The Acquiror Common Stock to be issued in connection with the Merger and under the Target Employee Plans shall have been approved for listing on Nasdaq, subject to official notice of issuance.

     7.10 RIGHTS PLAN.

          The issuance of the Acquiror Common Stock to be issued in connection with the Merger shall not result in the issuance of any securities under the Acquiror's Shareholder Rights Agreement dated as of March 26, 1998 between Acquiror and Continental Stock Transfer & Trust Company as amended through the date hereof.

     7.11 ACQUIROR CERTIFICATE

          Acquiror shall have delivered to Target a certificate dated as of the Closing Date and signed by its Chief Executive Officer and Secretary to the effect that each of the conditions specified above in SECTIONS 7.1, 7.2, 7.3, 7.5, 7.6, 7.8 and 7.10 is satisfied in all material respects.

                                  ARTICLE VIII

                   TERMINATION, EXPENSES, AMENDMENT AND WAIVER

     8.1  TERMINATION

          In addition to those termination rights provided for in SECTION 1.5(g), this Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of Target or Acquiror, in the following manner:

          (a) by mutual consents duly authorized by the Boards of Directors of Acquiror and Target;

          (b) by either Acquiror or Target, if, (i) without fault of the terminating party, the Closing shall not have occurred on or before March 31, 2001 (provided, that a later date may be agreed upon in writing by the parties hereto, and provided further, that the right to terminate this Agreement under this clause (b)(i) shall not be available to any party whose action or willful failure to act has been a principal cause of or resulted in the failure of the Closing to occur on or before such date and such action or failure to act constitutes a breach of this Agreement), or (ii) any permanent injunction or other order of a court or other competent authority preventing the consummation of the Merger shall have become final and nonappealable;

          (c) by Target, if, (i) any representation or warranty of Acquiror not qualified by its terms to materiality set forth in this Agreement shall have been untrue when made in any material respect (or any representation or warranty qualified as to materiality shall have been untrue in any respect when made), or (ii) Acquiror shall materially breach any obligation or agreement hereunder in a manner causing conditions precedent to the Closing not to be satisfied and such breach shall not have been cured within 30 days of receipt by Acquiror of written notice of such breach; provided, that the right to terminate this Agreement by Target under this paragraph (c) shall not be available to Target where Target is at that time in material breach of this Agreement;

          (d) by Acquiror, if, (i) any representation or warranty of Target not qualified by its terms to materiality set forth in this Agreement shall have been untrue when made in any material respect (or any representation or warranty qualified as to materiality shall have been untrue in any respect when made),
(ii) Target shall materially breach any obligation or agreement hereunder in a manner causing conditions precedent to the Closing not to be satisfied and such breach shall not have been cured within 30 days of receipt by Target of written notice of such breach; provided, that the right to terminate this Agreement by Acquiror under this paragraph (d) shall not be available to Acquiror where Acquiror is at that time in material breach of this Agreement or (iii) termination is permitted as provided in SECTION 1.5(g); and

          (e)  by Target, if the Weighted Average Stock Price, as defined in
SECTION 1.5, is less than $4.25.

     8.2  EFFECT OF TERMINATION

          In the event of termination of this Agreement as provided in SECTION 8.1, this Agreement shall forthwith become void and there shall be no Liability on the part of Acquiror or Target or their respective officers, directors, stockholders or Affiliates, except to the extent that such termination results from the breach by a party hereto of any of its representations, warranties or covenants set forth in this Agreement; PROVIDED that the provisions of SECTION 4.1(b) AND 5.1(b), this SECTION 8.2 (EFFECT OF TERMINATION), SECTION 8.3 (EXPENSES) and ARTICLE IX shall remain in full force and effect and survive any termination of this Agreement.

     8.3  EXPENSE

          (a) Subject to paragraphs (b) and (c) below, whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of advisers, accountants and legal counsel) shall be paid by the party incurring such expense and Target and Acquiror shall each pay its own filing fees in respect of any regulatory approvals required in order to consummate the Merger; PROVIDED, HOWEVER, that if the Closing occurs, the expenses incurred by Target through the Closing Date in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisors, accountants and legal counsel), in the amount of Five Hundred Ten Thousand Dollars ($510,000) payable to Ferris, Baker Watts, Inc. and in the amount of Two Hundred Forty Thousand Dollars ($240,000) payable to other parties shall be paid by Acquiror and/or Surviving Corporation at the Closing via wire transfer of immediately available funds. Any such expenses incurred by Target in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisors, accountants and legal counsel) and (i) not presented to Acquiror and/or Surviving Corporation within thirty (30) days of the Closing or (ii) which cause the aggregate amount of such expenses to exceed Seven Hundred Fifty Thousand Dollars ($750,000), shall be the sole obligation of the Target Principal Stockholders.

          (b) In the event that Acquiror shall terminate this Agreement pursuant to SECTION 8.1(d), Target shall reimburse Acquiror for all reasonable out-of-pocket fees and expenses incurred by Acquiror in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisors, accountants and legal counsel).

          (c) In the event that Target shall terminate this Agreement pursuant to SECTION 8.1(c), Acquiror shall reimburse Target for all reasonable out-of-pocket fees and expenses incurred by Target in connection with this Agreement and the transactions contemplated hereby (including, without limitation, the fees and expenses of its advisors, accountants and legal counsel).

     8.4  EXTENSION; WAIVER

          At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                                   ARTICLE IX

                               GENERAL PROVISIONS

     9.1  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS

          None of the representations and warranties set forth in this Agreement shall survive the Closing; provided however, that there shall be no limitation period for matters involving fraud. The covenants and agreements of the parties shall survive until the expiration of the time period for their performance as provided herein.

     9.2  NOTICES

          All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with confirmation of receipt) to the parties at the following address (or at such other address for a party as shall be specified by like notice):


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

          (a)  if to Acquiror or Merger Sub, to:
               Startec Global Communications Corporation
               10411 Motor City Drive
               Bethesda, Maryland 20817
               Attention: Prabhav V. Maniyar
                          Yolanda Stefanou Faerber, Esq.
               Facsimile No.: (301) 365-1744
               Telephone No.: (301) 365-8959

          with a copy to:

               Piper Marbury Rudnick & Wolfe LLP
               6225 Smith Avenue
               Baltimore, Maryland 21209-3600
               Attention: Wm. David Chalk
               Facsimile No.: (410) 580-3001
               Telephone No.: (410) 580-4120

          (b)  if to Target, to:

               Capsule Communications, Inc.
               2 Greenwood Square
               3331 Street Road
               Suite 275
               Bensalem, Pennsylvania 19020
               Attention: David Hurwitz
               Facsimile No.: (800) 253-0303
               Telephone No.: (215) 244-3433


          with a copy to:

               Swidler Berlin Shereff Friedman, LLP
               3000 K Street, N.W.
               Suite 300
               Washington, DC 20007
               Attention: Sean P. McGuinness
               Facsimile No.: (202) 424-7643
               Telephone No.: (202) 945-6979

          (c)  if to Target Principal Stockholders, to:

               c/o Walt Anderson
               1023 31st Street, 4th Floor
               Washington, D.C. 20007
               Facsimile No.: (202) 467-1499
               Telephone No.: (202) 467-1750
         with a copy to:

          Swidler Berlin Shereff Friedman, LLP
          3000 K Street, N.W.
          Suite 300
          Washington, DC 20007
          Attention: Sean P. McGuinness
          Facsimile No.: (202) 424-7643
          Telephone No.: (202) 945-6979

     9.3  INTERPRETATION

          When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The phrase "made available" in this Agreement shall mean that the information referred to has been made available if requested by the party to whom such information is to be made available. The phrases "the date of this Agreement", "the date hereof", and terms of similar import, unless the context otherwise requires, shall be deemed to refer to November 2, 2000. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.4  COUNTERPARTS

          This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

     9.5  ENTIRE AGREEMENT; THIRD PARTY BENEFICIARIES

          This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the Exhibits, the Schedules, the Target Disclosure Schedule and the Acquiror Disclosure Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, except for the Confidentiality Agreement, which shall continue in full force and effect, and shall survive any termination of this Agreement or the Closing, in accordance with its terms and (b) are not intended to confer upon any other person any rights or remedies hereunder.

     9.6  SEVERABILITY

          In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

     9.7  REMEDIES CUMULATIVE

          Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

     9.8  GOVERNING LAW

          This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to applicable principles of conflicts of law or, to the extent applicable, the federal Laws of the United States of America. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located within the State of Delaware, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the Laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process. THE PARTIES HERETO HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT ANY OF THEM MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE PARTIES HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR ACQUIROR TO ENTER INTO THIS AGREEMENT.

     9.9  ASSIGNMENT; AMENDMENT; BINDING EFFECT

          Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties. The parties hereto may cause this Agreement to be amended at any time by execution of an instrument in writing signed on behalf of each of the parties hereto and, in the case of Acquiror and Target, approved by their respective Boards of Directors; provided that an amendment made subsequent to adoption of this Agreement by the stockholders of Target and Acquiror shall not (a) alter or change the amount or kind of consideration to be received on conversion of the Target Common Stock, (b) alter or change any term of the Certificate of Incorporation of the Surviving Corporation to be effected by the Merger, or (c) alter or change any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of Target Common Stock. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

     9.10 RULES OF CONSTRUCTION

          The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any Law, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

                            [SIGNATURE PAGES FOLLOW]

          IN WITNESS WHEREOF, Target, Acquiror, Merger Sub, Gold & Appel Transfer, S.A., The Foundation for the Non-Governmental Development of Space have caused this Agreement to be executed and delivered, by their respective officers thereunto duly authorized in the case of corporate parties as the case may be, all as of the date first written above.


ATTEST:                                 STARTEC GLOBAL
                                        COMMUNICATIONS CORPORATION



/s/ Yolanda Stefanou Faerber            By: /s/ Ram Mukunda      (SEAL)
----------------------------------         -------------------------------------
Yolanda Stefanou Faerber      (SEAL)         Name: Ram Mukunda
Secretary                                    Title: President and Chief
                                                    Executive Officer


ATTEST:                                 STARS ACQUISITION CORP.


/s/ Yolanda Stefanou Faerber            By: /s/ Ram Mukunda      (SEAL)
----------------------------------         -------------------------------------
Yolanda Stefanou Faerber      (SEAL)         Name: Ram Mukunda
Secretary                                    Title: President and Chief
                                                    Executive Officer



                    [SIGNATURES CONTINUED ON FOLLOWING PAGES]

ATTEST:                                 CAPSULE COMMUNICATIONS, INC.



/s/ John Riedel                         By: /s/ David B. Hurwitz      (SEAL)
----------------------------------         -------------------------------------
John Riedel                 (SEAL)           Name: David B. Hurwitz
                                             Title: President and Chief
                                                    Executive Officer




                    [SIGNATURES CONTINUED ON FOLLOWING PAGES]

ATTEST:                                 GOLD & APPEL TRANSFER, S.A.



/s/ John Riedel                         By:  /s/ Walt Anderson          (SEAL)
----------------------------------         -------------------------------------
John Riedel                 (SEAL)           Name: Walt Anderson
                                             Title: Attorney-in-Fact






                    [SIGNATURES CONTINUED ON FOLLOWING PAGE]

ATTEST:                                 FOUNDATION FOR
                                        THE INTERNATIONAL
                                        NON-GOVERNMENTAL
                                        DEVELOPMENT OF SPACE


/s/ Suzanna Kang                        By: /s/ Walt Anderson         (SEAL)
----------------------------------         -------------------------------------
Suzanna Kang                (SEAL)           Name: Walt Anderson
                                             Title: President







                              [END SIGNATURE PAGES]






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